UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Arcosa, Inc.
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2022 | NOTICE OF ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

ARCOSA

Arcosa, Inc. Chairman Letter
Dear Fellow Shareholders:
We are pleased to invite you to our Annual Meeting of Shareholders on Tuesday, May 3, 2022 at 8:30 a.m., Central Daylight Time. For the continued protection of the health and safety of our shareholders, employees, and other stakeholders, the Annual Meeting of Shareholders will be held virtually via the Internet through a live, audio-only webcast. Shareholders will be able to participate, listen, vote, and submit questions virtually from any remote location with Internet connectivity. A notice of the meeting and a proxy statement containing information about the matters to be acted upon are attached to this letter.
Your vote is important to us. Whether or not you plan to attend virtually, we encourage you to vote in advance of the Annual Meeting of Shareholders by telephone, by Internet, or by signing, dating and returning your proxy card (or voting instruction form, if you hold shares through a broker or other nominee) by mail. You may also vote virtually during the Annual Meeting of Shareholders by following the instructions included in Arcosa, Inc.’s 2022 Proxy Statement.
Thank you for being a shareholder and for your continued support and interest in Arcosa, Inc.
Best regards,
/s/ Rhys J. Best
Rhys J. Best
Chairman of the Board

i

Arcosa, Inc. Notice of Annual Meeting of Shareholders
DATE
Tuesday,
May 3, 2022
TIME
8:30 a.m., CDT
VIRTUAL
www.virtualshareholder
meeting.com/ACA2022
RECORD DATE
March 14, 2022
VOTING
Shareholders as
of the record date
are entitled to vote
YOUR VOTE
IS IMPORTANT
We urge you to cast your vote promptly, even if you plan to attend the virtual Annual Meeting of Shareholders. You may vote in advance via the Internet, by telephone or, if you have received or requested a printed version of these proxy materials, by mail.
To Our Shareholders:
Please join us for the 2022 Annual Meeting of Shareholders of Arcosa, Inc. (“Arcosa” or the “Company”). The meeting will be held virtually at www.virtualshareholdermeeting.com/ACA2022 on Tuesday, May 3, 2022, at 8:30 a.m., Central Daylight Time.
At the meeting, the shareholders will act on the following matters:
01	Election of the ten (10) Directors named in this Proxy Statement and nominated by the Board of Directors, each to serve for a one-year term ending at the 2023 Annual Meeting of Shareholders;
02	Advisory vote on named executive officer compensation;
03	Ratification of the appointment of Ernst & Young LLP as Arcosa’s independent registered public accounting firm for the year ending December 31, 2022; and
04	Any other matters that may properly come before the meeting, or any adjournments or postponements thereof.
All shareholders of record at the close of business on March 14, 2022 are entitled to vote during the virtual meeting or at any postponement or adjournment of the meeting. A list of the shareholders is available at Arcosa’s offices in Dallas, Texas, and will be made available to shareholders in secure electronic format during the shareholder meeting.
By Order of the Board of Directors,

Mark J. Elmore
Associate General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2022: This Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2021 are available for viewing, printing, and downloading at www.proxyvote.com.

ii

01	Proxy Statement Summary
05	Director Nominees
05 - Director Nominee Highlights
07 - Director Nominee Biographies
12 - Director Nomination Process

13	Proposal 1 - Election of Nominated Directors
14	Corporate Governance
14 - Independence of Directors
15 - Board Leadership Structure
15 - Board Succession
15 - Board Meetings and Committees
18 - Compensation Committee Interlocks and Insider Participation
18 - Board's Role in Risk Oversight
19 - Risk Assessment of Compensation Policies and Practices
19 - Communications with Directors
19 - Employee, Officer, and Director Pledging and Hedging Policy

20	Transactions with Related Persons
20 - Review, Approval, and Ratification of Transactions with Related Persons

21	Executive Compensation
21 - Compensation Discussion and Analysis
39 - Human Resources Committee Report
40 - Compensation of Executives
40 - Summary Compensation Table
42 - Grants of Plan-Based Awards
43 - Discussion Regarding Summary Compensation Table and Grants of Plan- Based Awards
44 - Outstanding Equity Awards at Year-End
45 - Stock Vested in 2021
46 - Nonqualified Deferred Compensation
46 - Deferred Compensation Discussion
47 - Potential Payments Upon Termination or Change in Control
49 - CEO Pay Ratio

51	Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation
52	Director Compensation
56	Proposal 3 - Ratification of the Appointment of Ernst & Young LLP
54 - Report of the Audit Committee
55 - Fees of Independent Registered Public Accounting Firm for Fiscal Years 2021 and 2020

57	Security Ownership of Certain Beneficial Owners and Management
58	Additional Information
58 - Shareholder Proposals for the 2023 Proxy Statement
58 - Director Nominations or Other Business for Presentation at the 2023 Annual Meeting
58 - Annual Report on Form 10-K

59	Questions and Answers About the Meeting
63	Other Business
64	ANNEX A - Reconciliation of Non-GAAP Financial Measures
iii

Arcosa, Inc. Proxy Statement Summary
DATE
Tuesday,
May 3, 2022
TIME
8:30 a.m., CDT
VIRTUAL
www.virtualshareholder
meeting.com/ACA2022
RECORD DATE
March 14, 2022
VOTING
Shareholders as
of the record date
are entitled to vote
This Proxy Statement is being provided to the shareholders of Arcosa in connection with the solicitation of proxies by the Board of Directors of Arcosa to be voted at the 2022 Annual Meeting of Shareholders (the
“Annual Meeting”) to be held virtually at www.virtualshareholdermeeting
.com/ACA2022 on Tuesday, May 3, 2022, at 8:30 a.m., Central Daylight Time, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Arcosa’s mailing address is 500 N. Akard St., Suite 400, Dallas, Texas 75201.
Agenda and Voting Recommendations
Proposal No.	Description	Board Recommendation	Page
01	Election of ten (10) Directors to serve on the Board	FOR each nominee	13
02	Advisory vote to approve named executive officer compensation	FOR	51
03	Ratification of Ernst & Young LLP as Arcosa’s independent registered public accounting firm for the year ending December 31, 2022	FOR	56
How to Vote
Advance Voting Methods

ONLINE Go to www.proxyvote.com You will need the 16-digit control number provided in your proxy materials.	MAIL (if you received a paper copy of the proxy materials by mail) Mark, sign, date, and promptly mail the enclosed Proxy Card in the postage-paid envelope.

SMART PHONE Scan the QR code on your Notice Card to vote.	TOLL-FREE NUMBER Use the toll-free number on the Notice or Proxy Card.
01

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
This summary provides an overview and highlights of the information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.
Commitment to Build a Better World

VISION

Unified in our commitment to build a better world

VALUES

We advance a safety-focused and ESG-driven culture

We are committed
- Innovative
- Focused
- Results-Oriented

We act with integrity
- Principled
- Honest
- Fair

We make things happen
- Agile
- Driven
- Passionate

We win together
- Collaborative
- Dedicated
- United

PROMISE

At Arcosa,

we activate the potential of our people,
we care for our customers,
we optimize operations,
we integrate sustainability into our daily practices as well as our long-term strategy, and we promote a results-driven culture that is aligned with long-term value creation.

Financial Highlights
We achieved healthy financial performance in line with the targets set by the board of directors (the “Board”) and the Human Resources Committee (the “HR Committee”) for 2021. Our financial highlights for 2021 include:
$2,036M Total Revenue	$283M* Adjusted EBITDA
18.8%* Return on Capital	13.9%* Adjusted EBITDA Margin
* See Annex A for a reconciliation of Non-GAAP measures to the most comparable GAAP measures.
02

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Focus on ESG
We continued to integrate environmental, social, and governance (“ESG”) into our business in our united efforts to build a better world through our strategic planning, ESG-focused initiatives, and innovative continuous improvement projects. We are proud of achieving the following milestones in our continuous efforts to integrate ESG into our daily practices and long-term strategies.
Major ESG Milestones	•	Increased female Board of Directors representation to three members (30% of the Board) with the appointment of Kimberly Lubel and Julie Piggott
	•	Increased female leadership at the senior management level with the appointment of Gail Peck as CFO
	•	Continued community impact initiatives at the Arcosa corporate level and at plants across the country
	•	Continued integration of ESG into strategic and M&A decision making processes
	•	Established ESG committees at multiple levels throughout the organization to further ESG culture and collaboration
	•	Established WE~AR: Women of Arcosa, Arcosa’s first Employee Resource Group (ERG)
	•	Published Arcosa’s first annual Sustainability Report (integrating TCFD framework and supporting SASB metrics, including safety, greenhouse gas (GHG) emissions, and water consumption metrics)
	•	Expect to publish Arcosa’s 2021 Sustainability Report during second quarter of 2022
Expanded our Diversity
We continued to enhance diversity at both the Board and leadership levels. 50% of Arcosa's Board (all of which are nominated for election this year) and its senior leaders are now comprised of diverse members.

* Reflects racial or gender diversity.
03

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Governance Highlights
We are committed to strong corporate governance practices, which we believe recognize shareholder interests and support the success of our enterprise. Our corporate governance practices are highlighted below:
Independent Board Chairman	9 of 10 Board members are independent	Continued focus on diversity - two new female directors and new female CFO
Limits on other public company board service	Regularly-scheduled executive sessions of independent directors	100% Independent Audit, Human Resources, and Governance and Sustainability Committees
Majority voting policy for uncontested director elections	Enterprise Risk Management program with full Board and committee oversight	Annual Board and committee self-performance evaluations
Shareholders’ ability to nominate directors through proxy access	Robust director and senior officer stock ownership requirements	Policies prohibiting short sales, hedging, margin accounts, and pledging of Arcosa stock
Extensive shareholder engagement program	Clawback policy in place	Culture that values ESG responsibility
Compensation Highlights
We continue to receive strong support from our shareholders on our pay-for-performance philosophy (receiving 98% of votes cast in favor of Arcosa’s compensation program during the 2021 Annual Meeting). We believe weighting a significant portion of our named executive officers’ compensation with performance-based compensation and value creation in the form of stock appreciation aligns with our shareholder’s expectations. With these expectations in mind, the HR Committee designed a compensation package for the CEO that was 83% at risk and for the other named executive officers 65% at risk.

*Charts above reflect an approximation of the 2021 annual target total compensation mix.
We encourage you to read the more fulsome description of our compensation program in “Compensation Discussion and Analysis” beginning on page 21.
04

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Director Nominees
The following chart sets forth information regarding our director nominees for election at the 2022 Annual Meeting.
Director Nominee Highlights
Director	Age	Tenure on Board*	Independence	Diversity**
Joseph Alvarado	69	4
Rhys J. Best	75	17
Antonio Carrillo	55	8
Jeffrey A. Craig	61	4
Ronald J. Gafford	72	23
John W. Lindsay	61	4
Kimberly S. Lubel	57	1
Julie A. Piggott	61	1
Douglas L. Rock	75	12
Melanie M. Trent	57	4
*Includes years of service combined on both boards of Arcosa and Trinity Industries, Inc., former parent company of Arcosa (“Former Parent”).
**Includes either racial or gender diversity.
05

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Board Skills Matrix
The following matrix highlights the mix of skills, attributes, and experiences of the ten nominees that supported the Governance and Sustainability Committee’s recommendation and the Board’s nomination for election.
	Alvarado	Best	Carrillo	Craig	Gafford	Lindsay	Lubel	Piggott	Rock	Trent
Cyclical Industry	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Multi-industry - Manufacturing, Energy, Construction, Minerals and Mining	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Industrial Equipment Manufacturing	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
C-level Corporate Executive Position; Strategic Leadership	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
International	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Broad Manager - In Scale Organization	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
IT/Cybersecurity	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
ESG Knowledge	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Finance, Banks, Public Securities	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Human Resources/Cultural	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Legal/Regulatory	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Mergers & Acquisitions	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Technical Expertise Applicable to Arcosa Products	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
SOX/Financial Expert	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Independent	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
Diversity	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀	⯀
06

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Director Nominee Biographies

Age: 69
Independent Director Since: 2018
Committees: Governance & Sustainability; Human Resources (Chair)
Joseph Alvarado
Background
Mr. Alvarado is the retired Chairman and CEO of Commercial Metals Company (“CMC”), a global manufacturer, recycler and marketer of steel and other metals. Mr. Alvarado joined CMC in April 2010, and prior to serving as Chairman from 2013 to 2018 and CEO from 2011 to 2017, he held the position of Executive Vice President and Chief Operating Officer. Prior to his tenure at CMC, Mr. Alvarado served as President, U.S. Steel Tubular Products for U.S. Steel Corp. after the completed acquisition of Lone Star Technologies, Inc. where he had served as President and Chief Operating Officer from 2004 to 2007. Prior to this, Mr. Alvarado served as a Vice President for Ispat North America Inc. (now Arcelor Mittal) in 1998 and as an Executive Vice President at Birmingham Steel Company in 1997. Mr. Alvarado began his career at Inland Steel Company in 1976, and in 1988 he was appointed Vice President and General Manager, Sales and Marketing for Inland Bar Company and was made President in 1995. Mr. Alvarado currently serves as a director of Trinseo, Kennametal, Inc., and PNC Financial Services Group, Inc., and he was a director of Spectra Energy from 2011 until February 2017 when Spectra Energy merged with Enbridge, Inc. He has also served on the board of directors of various industry trade associations and community organizations.
Skills and Qualifications
Mr. Alvarado's significant management experience provides the Board with additional perspective on Arcosa's operations, including its construction products and steel fabrication businesses.

Age: 75
Non-Executive Chairman and Independent Director Since: 2018
Committees: None
Rhys J. Best
Background
Mr. Best is Non-Executive Chairman of MRC Global, Inc., a global industrial distributor of infrastructure products and services for the energy industry. From 1999 to 2004, Mr. Best served as Chairman, President, and Chief Executive Officer of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and natural gas, industrial, automotive, and power generation industries. He was also Chairman and Chief Executive Officer of Lone Star Technologies, Inc. from 2004 until its acquisition by U.S. Steel Corp. in 2007. Mr. Best formerly served on the board of directors of Cabot Oil & Gas Corporation, an independent natural gas producer, from 2008 to 2021, and also served on the board of directors of Commercial Metals Corporation from 2010 to January 2022. From 2004 to 2014, he served on the board of directors of Crosstex Energy, L.P. and also served as Non-Executive Chairman of Crosstex from 2009 to 2014. From 2005 until November 2018, he was a member of the board of directors of Trinity Industries, Inc., and from 2007 until December 2018, he served on the board of directors of Austin Industries, Inc. In 2014, Mr. Best was selected as 2014 Director of the Year by the National Association of Corporate Directors.
Skills and Qualifications
Mr. Best has extensive experience in managing and leading significant industrial enterprises. His executive experience and service on the boards of other significant companies provides the Board with additional perspective on Arcosa’s operations, including its construction products and engineered structures businesses, as well as its international operations and any future international opportunities.
07

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three

Age: 55
Director Since: 2018
Committees: None
Antonio Carrillo
Background
Mr. Carrillo serves as Arcosa’s President and Chief Executive Officer, as well as a member of its Board of Directors. From April 2018 until November 2018, Mr. Carrillo served as the Senior Vice President and Group President of Construction, Energy, Marine, and Components of Trinity Industries, Inc. From 2012 to February 2018, Mr. Carrillo served as the Chief Executive Officer of Orbia Advance Corporation (formerly known as Mexichem S.A.B. de C.V.) (“Orbia”), a publicly-traded global specialty chemical company. Prior to joining Orbia, Mr. Carrillo spent 16 years at Trinity Industries, Inc. where he served as Senior Vice President and Group President of Trinity Industries’ Energy Equipment Group and was responsible for Trinity Industries’ Mexico operations. Mr. Carrillo previously served as a director of Trinity Industries, Inc. from 2014 to November 2018 and as a director of Dr. Pepper Snapple Group, Inc. from 2015 to 2018. Mr. Carrillo currently serves as a director of NRG Energy, one of the leading integrated power companies in the U.S. and Canada.
Skills and Qualifications
Mr. Carrillo brings significant knowledge and understanding of Arcosa’s products, services, operations, and business environment. In addition, he has broad experience in managing and leading a significant industrial enterprise in Mexico, where Arcosa has a number of operations.

Age: 61
Independent Director Since: 2018
Committees: Audit (Financial Expert)
Jeffrey A. Craig
Background
Mr. Craig served as the Executive Chairman of Meritor, Inc. a global supplier for commercial vehicle manufacturers, from March 2021 to December 2021, and was the Chief Executive Officer and President of Meritor from April 2015 to February 2021. Prior to this, from June 2014 to March 2015, Mr. Craig was President and Chief Operating Officer, with oversight of Meritor’s business segments - Commercial Truck & Industrial and Aftermarket & Trailer. He was a member of the Meritor Board of Directors from April 2015 until December 2021. Prior to taking on the role of President and COO, Mr. Craig was Senior Vice President and President of Meritor’s Commercial Truck & Industrial segment from February 2013 to May 2014. He served as Senior Vice President and Chief Financial Officer at Meritor from February 2009 to January 2013 and has held various leadership positions at the company since 2006. Before joining Meritor, Mr. Craig served as President and CEO of General Motors Acceptance Corp.’s (“GMAC”) Commercial Finance organization from 2001 to 2006. Prior to that, Mr. Craig was President and CEO of GMAC’s Business Credit division from 1999 until 2001. He joined GMAC as a general auditor in 1997 from Deloitte & Touche, where he served as an audit partner. Mr. Craig currently serves as director of Hyliion, a leader in electrified powertrain solutions for Class 8 semi-trucks.
Skills and Qualifications
Mr. Craig's significant management experience provides the Board with additional perspective on Arcosa’s operations, including its transportation products businesses.
08

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three

Age: 72
Independent Director Since: 2018
Committees: Governance & Sustainability (Chair)
Ronald J. Gafford
Background
Mr. Gafford served as President and Chief Executive Officer of Austin Industries, Inc., a U.S.-based construction company, from 2001 to 2012, and Chairman from 2008 to 2012, when he retired. Mr. Gafford is the Chairman of the Board of Rees Architects, Inc., a privately-held architecture firm. Mr. Gafford previously served on the board of directors of Daseke, Inc. from 2015 until 2019, and from 1999 until November 2018, he was a member of the board of directors of Trinity Industries, Inc. Mr. Gafford began his career as a Project Engineer/Estimator and later a Project Manager for the Henry C. Beck Company. He later joined the Trammell Crow Company and served as Partner for their Construction and Development.
Skills and Qualifications
Mr. Gafford has extensive experience in managing and leading a significant industrial enterprise. His service as the CEO of Austin Industries, Inc. provides the Board with additional perspective on Arcosa’s operations, including its construction products businesses.

Age: 61
Independent Director Since: 2018
Committees: Human Resources
John W. Lindsay
Background
Mr. Lindsay has served as Chief Executive Officer of Helmerich & Payne, Inc., a provider of drilling services and technologies, since 2014 and President and Director since 2012. Mr. Lindsay joined Helmerich & Payne in 1987 and has served in various positions including Vice President, U.S. Land Operations from 1997 to 2006 for Helmerich & Payne International Drilling Co., Executive Vice President, U.S. and International Operations from 2006 to 2010, Executive Vice President and Chief Operating Officer from 2010 to 2012, and President and Chief Operating Officer of Helmerich & Payne from 2012 to 2014.
Skills and Qualifications
Mr. Lindsay's significant management experience provides the Board with additional perspective on Arcosa's operations, including its engineered structures businesses.
09

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three

Age: 57
Independent Director Since: 2021
Committees: Human Resources
Kimberly S. Lubel
Background
Ms. Lubel served as the Chairman, President, and Chief Executive Officer of CST Brands, Inc. from its spin-off from Valero Energy Corporation (“Valero”) in 2013 until CST Brands’ acquisition by Circle K in June 2017. Ms. Lubel served as the Executive Vice President and General Counsel of Valero from 2006 to 2012 and served as its Vice President of Legal Services from 2003 to 2006. Ms. Lubel joined Valero in 1997. Ms. Lubel also serves on the boards of Westlake Corporation (formerly Westlake Chemical), where she is a member of the Audit, Compensation, Nominating and Governance and Corporate Risk and Sustainability Committees, and PBF Energy Inc., where she is Chair of the Health, Safety, and Environmental Committee and a member of the Compensation Committee. She previously served on the boards of WPX Energy, Inc., CST Brands, Inc., and CrossAmerica GP, LLC.
Skills and Qualifications
Ms. Lubel’s strong legal background, strategic leadership skills and experience as a public company CEO and independent board member provide the Board with additional perspective on Arcosa’s operations.

Age: 61
Independent Director Since: 2021
Committees: Audit (Financial Expert)
Julie A. Piggott
Background
Ms. Piggott served as the Executive Vice President and Chief Financial Officer of BNSF Railway Company (“BNSF”), one of North America’s leading freight transportation companies, from 2014 until her retirement in 2021. Ms. Piggott held various other finance and commercial roles with BNSF since joining the company in 1991, including Vice President Planning and Studies, and Controller and Vice President Finance and Treasurer. Prior to her tenure at BNSF, Ms. Piggott’s experience included finance, accounting, and audit roles at a private investment management company and a public accounting firm. Ms. Piggott holds an inactive CPA license from the state of Minnesota. Ms. Piggott currently serves on the board of directors of a non-profit charity.
Skills and Qualifications
Ms. Piggott’s strategic leadership skills and financial expertise provide the Board with invaluable knowledge regarding the financial aspect of business operations.
10

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three

Age: 75
Independent Director Since: 2018
Committees: Audit (Chair; Financial Expert)
Douglas L. Rock
Background
Mr. Rock served as the Chairman of Smith International, Inc., a provider of products and services to oil and gas exploration and production companies, from 1990 to 2010. Mr. Rock joined Smith International, Inc. in 1974 and served as Chief Executive Officer, President, and Chief Operating Officer from 1989 to 2008. From 2010 until November 2018, he served as a member of the board of directors of Trinity Industries, Inc.
Skills and Qualifications
Mr. Rock has broad experience in managing and leading a significant industrial enterprise. His executive experience and service on the boards of other companies provides the Board with additional perspective on Arcosa’s operations, including its engineered structures businesses.

Age: 57
Independent Director Since: 2018
Committees: Audit; Governance & Sustainability
Melanie M. Trent
Background
Ms. Trent previously served in various legal, administrative, and compliance capacities for Rowan Companies plc (now known as Valaris plc), a global offshore contract drilling company, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative Officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, and as Vice President and Corporate Secretary from 2010 until 2011. Prior to her tenure at Rowan, Ms. Trent served in various legal, administrative and investor relations capacities for Reliant Energy Incorporated. Ms. Trent previously served on the board of directors of Frank’s International N.V. (now known as Expro Group Holdings N.V.). She currently serves as a director for Diamondback Energy, Inc., an oil and natural gas company, and Noble Corporation, an offshore drilling company.
Skills and Qualifications
Ms. Trent’s strong legal and executive management experience, diverse background, and knowledge of oil and gas industry provide the Board with additional perspective on Arcosa’s operations.
11

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Director Nomination Process
The Governance and Sustainability Committee (the “G&S Committee”) is responsible for recommending qualified candidates to the Board for nomination. The G&S Committee believes that the qualifications for serving as a director of Arcosa are that a nominee (i) demonstrate depth of experience at the policy-making level in business, government, or education; (ii) possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Arcosa and a willingness to exercise independent judgment; and (iii) have an impeccable reputation for honest and ethical conduct in both professional and personal activities. In addition, the G&S Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.
The G&S Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendations of persons meeting the criteria described above who might be available to serve on the Board. The G&S Committee may also engage qualified firms that specialize in identifying director candidates. As described above, the G&S Committee will also consider candidates recommended by shareholders.
Once a person has been identified as a potential candidate, the G&S Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the G&S Committee determines that additional consideration is warranted, the G&S Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the G&S Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The G&S Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors; and (ii) that the Board has identified as important for new directors to possess. The G&S Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the G&S Committee does not have a formal diversity policy, the G&S Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The G&S Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a shareholder.
The G&S Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the G&S Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the G&S Committee, a shareholder must submit the recommendation in writing and must include the following information:
•
the name of the shareholder, evidence of the person’s ownership of Arcosa stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the shareholder and the recommended candidate; and

•
the name, age, business and residence addresses of the candidate, the candidate’s resumé or a listing of his or her qualifications to be a director of Arcosa, and the person’s consent to be a director if selected by the G&S Committee, nominated by the Board, and elected by the shareholders.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 500 N. Akard St., Suite 400, Dallas, Texas 75201, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date that Arcosa’s proxy statement was released in connection with the previous year’s Annual Meeting of Shareholders.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Proposal One
Election of Nominated Directors

10 Current Members
10 Candidates for re-election
1 year term expiring in 2023
The Board of Directors currently consists of ten members. On the recommendation of the G&S Committee, the Board has nominated the ten incumbent candidates to be re-elected at the Annual Meeting. If elected, each of the directors will serve for a one-year term expiring at the 2023 Annual Meeting of Shareholders, or when their successors are duly elected and qualified or earlier upon death, resignation, retirement, disqualification or removal.
All of the nominees are incumbent directors, and, pursuant to Arcosa's Amended and Restated Bylaws, an incumbent director nominee who is not elected is required to tender his or her resignation for consideration by the G&S Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy.
Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We have no reason to believe that any of the nominees would be unable to serve if elected, but if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, in which case your shares will be voted for such other nominee.
The Board of Directors believes that each of the director nominees possesses the qualifications described in the “Director Nomination Process” section.
The “Director Nominees” section contains biographical information about each of the director nominees, including a description of the experience, qualifications, attributes, and skills that led the Board to conclude that the individual should be nominated for election as a director of Arcosa.
"FOR" The Board of Directors recommends that you vote FOR each of the Nominees for Director.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Corporate Governance
Arcosa's business affairs are managed under the direction of the Board in accordance with the General Corporation Law of the State of Delaware, Arcosa’s Restated Certificate of Incorporation, and its Amended and Restated Bylaws. The role of the Board is to oversee the management of Arcosa for the benefit of the shareholders. This responsibility includes monitoring senior management’s conduct of Arcosa’s business operations and affairs; reviewing and approving Arcosa’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the Chief Executive Officer and other executive officers; and overseeing Arcosa’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls.
The Board has adopted Corporate Governance Principles, which are reviewed annually by the G&S Committee. Arcosa also has a Code of Business Conduct and Ethics, which is applicable to all employees of Arcosa, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, and controller, as well as the Board. Arcosa intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on Arcosa’s website at ir.arcosa.com to the extent applicable to an executive officer, principal accounting officer, controller, or a director of Arcosa. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on Arcosa’s website at ir.arcosa.com under the heading “Corporate Governance — Additional Governance Documents.”
Independence of Directors
The Board makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on Arcosa’s website at ir.arcosa.com under the heading “Corporate Governance — Additional Governance Documents — Arcosa Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.
The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and Arcosa and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations, together with the Independence Guidelines.
The Board considered the disclosure by Julie Piggott that she was the Chief Financial Officer of BNSF prior to her retirement from BNSF in October of 2021. From time to time, Arcosa sells components to BNSF, and BNSF provides transportation services to Arcosa and certain of its subsidiaries. These transactions involved less than two percent (2%)  of the consolidated gross revenues of each of Arcosa and BNSF for each fiscal year since January 1, 2019. For the 2019-2021 period, Arcosa received revenue from BNSF totaling $3,530,717, with $616,953 received in 2021, and paid BNSF a total of $3,997,018, with $304,173 paid in 2021. These transactions were conducted in the ordinary course of business, at arms-length. The Board determined that these limited transactions did not preclude a finding of independence with respect to Ms. Piggott.
As a result of its review, the Board affirmatively determined that the following directors are independent of Arcosa and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: Joseph Alvarado, Rhys J. Best, David W. Biegler (now retired), Jeffrey A. Craig, Ronald J. Gafford, John W. Lindsay, Douglas L. Rock, Melanie M. Trent, Kimberly S. Lubel and Julie A. Piggott. The Board determined that Antonio Carrillo is not independent because of his employment by Arcosa.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Board Leadership Structure
As our independent, non-executive Chairman of the Board, Mr. Best (i) presides over all meetings of the Board and shareholders, (ii) reviews and approves meeting agendas, meeting schedules and other information, as appropriate, (iii) acts as a liaison between the outside directors and management, (iv) consults on shareholder engagement and governance matters, (v) has the right to call special board or shareholder meetings, and (vi) performs such other duties as the Board requires from time to time. The Board believes that this structure allows our Chief Executive Officer to focus on operating and managing Arcosa and leverages our Chairman’s experience in guidance and oversight. While the Board believes that this structure is currently in the best interests of Arcosa and its shareholders, it does not have a policy with respect to separating the Chairman of the Board and the Chief Executive Officer roles and could adjust the structure in the future as it deems appropriate.
Our Audit, G&S, and HR Committees are currently comprised entirely of independent directors. The Board believes that having an independent, non-executive Chairman of the Board and independent committees provides a structure for strong independent oversight of our management.
Board Succession
The G&S Committee and the full Board regularly discuss board succession. Board composition is one of the most critical areas of focus for the Board. Having the right mix of directors who bring diverse perspectives, business and professional experiences, and skills, provides a foundation for robust dialogue, informed advice, and collaboration. The Board considers current Board skills, composition, tenure, and anticipated retirements to identify gaps that may need to be filled through Board succession planning and the Board refreshment process. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for Arcosa.
On September 21, 2021, David Biegler announced his retirement from the Board after a combined 29 years of service with both the boards of Arcosa and the Former Parent. As part of its succession planning, the G&S Committee retained a search firm specializing in board placements to assist in identifying potential candidates meeting the Board’s criteria for membership. After a thorough search and vetting process, Arcosa identified two highly qualified candidates that increased the overall diversity of the Board. On November 1, 2021, Arcosa announced the election of Kimberly Lubel to the Board and her appointment to serve on the HR Committee. Additionally, on December 9, 2021, Arcosa announced the election of Julie Piggott to the Board and her appointment to serve as a financial expert on the Audit Committee.
Board Meetings and Committees
The directors hold regular and special meetings and spend such time on the affairs of Arcosa as their duties require. The Board of Directors held six meetings and a total of 16 committee meetings in 2021. The Board also meets regularly in non-management executive sessions. In 2021, all directors of Arcosa attended at least 75% of the meetings of the Board and the committees on which they served. Each director also attended the 2021 Annual Meeting of Shareholders, which is required pursuant to Arcosa's Corporate Governance Principles.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
The standing committees of the Board are the Audit Committee, G&S Committee, and HR Committee. Each of the committees is governed by a charter, current copies of which are available on Arcosa’s website at ir.arcosa.com under the heading “Corporate Governance — Board Committees & Charters.” Mr. Carrillo, Chief Executive Officer and President (“CEO”) of Arcosa, and Mr. Best, our non-executive Chairman of the Board, do not serve on any Board committees. Director membership of the committees and the number of committee meetings held in 2021 are identified below.
Director	Audit Committee	Governance and Sustainability Committee	Human Resources Committee
Joseph Alvarado		⬤	▲
Rhys J. Best
Antonio Carrillo
Jeffrey A. Craig	⬤
Ronald J. Gafford		▲
John W. Lindsay			⬤
Kimberly S. Lubel(1)			⬤
Julie A. Piggott(2)	⬤
Douglas L. Rock	▲
Melanie M. Trent	⬤	⬤
2021 Meetings	6	5	5
⬤	Member
▲	Chair
(1)	Ms. Lubel was elected to the Board on November 1, 2021.
(2)	Ms. Piggott was elected to the Board on December 9, 2021.
Audit Committee
The Audit Committee’s function is to oversee, on behalf of the Board, (i) the integrity of Arcosa’s financial statements and related disclosures; (ii) Arcosa’s compliance with legal and regulatory requirements; (iii) the qualifications, independence, and performance of Arcosa’s independent auditing firm; (iv) the performance of Arcosa’s internal audit function; (v) Arcosa’s internal accounting and disclosure control systems and practices; (vi) Arcosa’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and (vii) Arcosa’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (a) reviews with management, our Vice President of Audit, and the independent auditors, Arcosa’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of Arcosa and its accounting controls and procedures; (b) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, internal controls, and summaries of management’s travel and entertainment reports; and (c) performs such other matters as the Audit Committee deems appropriate.
The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to Arcosa by the independent auditors. The Audit Committee selects and retains the independent auditors for Arcosa and approves audit fees. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Rock, Chair of the Audit Committee, Ms. Piggott and Mr. Craig are each qualified as an audit committee financial expert within the meaning of SEC regulations.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Governance and Sustainability Committee
The G&S Committee has oversight responsibilities with respect to Arcosa’s governance and ESG activities and initiatives. The functions of the G&S Committee are to (i) identify and recommend to the Board individuals qualified to be nominated for election to the Board; (ii) review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; (iii) recommend to the Board the members and chairperson for each Board committee; (iv) periodically review and assess Arcosa’s Corporate Governance Principles and Arcosa’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; (v) periodically review Arcosa’s orientation program for new directors and Arcosa’s practices for continuing education of existing directors; (vi) annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; (vii) review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; (viii) annually conduct an individual director performance review of each incumbent director; oversee the annual self-evaluation of the performance of the Board and its committees; and (ix) review and assess Arcosa’s activities and practices regarding sustainability and ESG matters that are significant to Arcosa. Each of the members of the G&S Committee is an independent director under the NYSE listing standards. In performing its annual review of director compensation, the G&S Committee may utilize independent compensation consultants from time to time to assist in making its recommendations to the Board.
Human Resources Committee
The HR Committee makes recommendations to the independent members of the Board in its responsibilities relating to the competitive compensation of Arcosa’s CEO. The HR Committee has been delegated authority by the Board to make compensation decisions with respect to the other named executive officers identified in this Proxy Statement. Each of the members of the HR Committee is an independent director under the NYSE listing standards, including those standards applicable specifically to members of compensation committees.
The HR Committee reviews management succession planning and approves awards under Arcosa’s incentive compensation and equity-based plans. The HR Committee annually evaluates the leadership and performance of Arcosa’s CEO and recommends his compensation to Arcosa’s independent directors. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee his assessment of the performance of the other named executive officers. The HR Committee also has direct access to Arcosa’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other named executive officers.
The Role of the Compensation Consultant
In 2021, the HR Committee retained Pay Governance LLC (the “Compensation Consultant”) to provide a variety of executive compensation consultant services as an independent compensation consultant. The services provided by the Compensation Consultant in 2021 included: (i) review and assist in the design of Arcosa’s executive compensation programs, (ii) provide insight into executive compensation practices used by other companies, (iii) benchmark Arcosa’s executive compensation pay levels with relevant peer survey data, (iv) provide proxy disclosure information for comparator companies, and (v) provide input to the HR Committee on the risk assessment, structure, and overall competitiveness of Arcosa’s executive compensation programs.
The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that such Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2021 to the Compensation Consultant by Arcosa represented less than one percent (1%)  of such Compensation Consultant’s total annual revenues for 2021. The internal policies of the Compensation Consultant prohibit its members, partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from acquiring securities in their client organizations. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of Arcosa. After a review of these factors and the
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from Arcosa and from management.
The Role of Management
The CEO, the CFO, and Chief Human Resources Officer work with the HR Committee and the Compensation Consultant to develop the framework and to design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies the achievement of these financial performance measures. The HR Committee recommends the CEO's compensation to the independent directors for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
The Role of the HR Committee
Throughout the year, the CEO provides the HR Committee with his ongoing assessment of the performance of the other named executive officers. These assessments provide background information for any adjustment to base salary, annual incentives, or long-term incentives. Both annual incentives and long-term incentives are established with threshold, target, and maximum payout levels.
The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and makes adjustments to compensation levels based on what the HR Committee believes is in the best interests of Arcosa’s shareholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on performance in respect to the value of the executive’s contributions to Arcosa, the executive’s tenure, and peer survey data that establishes the ranges against which compensation is benchmarked.
Compensation Committee Interlocks and Insider Participation
Messrs. Biegler (before his retirement), Alvarado, and Lindsay and Ms. Lubel served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee had ever served as an executive officer or employee of Arcosa or any of its subsidiaries. There were no compensation committee interlocks during 2021.
Board’s Role in Risk Oversight
While management is responsible for the day-to-day management and mitigation of risk, our Board has ultimate responsibility for risk oversight. Management reviews and discusses risks with the Board as part of the business and operating review conducted at each of the regular meetings of the Board. While the Board has primary responsibility for overseeing Arcosa’s risk management, each committee of the Board also considers risk within its area of responsibility. Each committee regularly reports back to the Board on its risk oversight activities.
The Audit Committee assesses major financial risk exposures and steps taken by management to address the same, is responsible for the review and assessment of information technology and cybersecurity risk exposures and the steps taken to monitor and control those exposures, and reviews risks identified during the internal and external auditors’ risk assessment procedures. The HR Committee reviews risks arising from our executive compensation programs and management succession planning. The G&S Committee oversees risks related to our governance structure and director compensation programs.
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Risk Assessment of Compensation Policies and Practices
The Compensation Consultant performed a risk assessment with respect to our 2021 incentive compensation plans applicable to our executive officers. Based on this review, the Compensation Consultant concluded that Arcosa's executive incentive programs do not encourage excessive risk-taking behaviors. Arcosa also conducted a detailed risk assessment of our 2021 compensation policies and practices (the “Compensation Policies”) for our employees, including our executive officers, and assessed the likelihood and potential impact of the risk presented by the Compensation Policies. Participants in the risk assessment included Arcosa’s management, human resources group, internal audit group, and the HR Committee. Based on this review, management has concluded that sufficient controls exist to mitigate the risks related to the Compensation Policies.
Communications with Directors
The Board has established a process to receive communications by mail from shareholders and other interested parties. Shareholders and other interested parties may contact any member of the Board or the non-management directors as a group, any Board committee, or any chair of any such committee. All such correspondence should be sent to the Corporate Secretary of Arcosa at 500 N. Akard St., Suite 400, Dallas, Texas 75201.
All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director, group, or committee to which the envelope is addressed.
Employee, Officer, and Director Pledging and Hedging Policy
Arcosa has adopted a policy prohibiting pledging and hedging. The policy prohibits officers, directors, and employees of Arcosa and their respective related persons from (i) selling Arcosa securities short, (ii) pledging or hypothecating any Arcosa securities (e.g. using Arcosa securities for margin loans or to collateralize other indebtedness), or (iii) engaging in derivative transactions, including without limitation hedging, puts and calls, or other transactions involving Arcosa securities.
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Transactions with Related Persons
Review, Approval, and Ratification of Transactions with Related Persons
The G&S Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the G&S Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of Arcosa’s directors, executive officers, certain shareholders, and any of their respective immediate family members. The policy applies to “Related Person Transactions,” which are transactions in which Arcosa participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and, in consultation with the CEO and CFO, will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the G&S Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the G&S Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:
•	the benefits to Arcosa of the Related Person Transaction;
•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder, or executive officer;
•	the availability of other sources for comparable products and services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or employees generally.
After reviewing such information, the G&S Committee, or its chair, as applicable, may approve the Related Person Transaction if the G&S Committee or the G&S Committee chair concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of Arcosa and its shareholders.
Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation. In 2021, Arcosa did not enter into any Related Person Transaction of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes Arcosa’s executive compensation philosophy and pay programs in 2021.
2021 Compensation Program Philosophy
Our executive compensation program reflects our pay-for-performance philosophy. The HR Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:
Support Arcosa’s overall business strategy and results to drive long-term shareholder value creation without incentivizing excessive risk taking.	Attract, retain, and motivate key executives by providing market competitive total compensation opportunities.
Emphasize a strong link between pay and performance with predefined short- and long-term performance goals that place the majority of total compensation at risk.	Align executive and investor interests by establishing market-relevant metrics, including focus on strategic ESG initiatives that drive shareholder value creation and address shareholder expectations.
2021 Named Executive Officers
For 2021, the named executive officers (“Named Executive Officers”) of Arcosa and their titles were:
Name	Principal Position
Antonio Carrillo	President and Chief Executive Officer
Scott C. Beasley*	Chief Financial Officer
Gail M. Peck*	Chief Financial Officer
Kerry S. Cole	Group President
Jesse E. Collins, Jr.	Group President
Reid S. Essl	Group President
Bryan P. Stevenson	Chief Legal Officer
*With Mr. Beasley’s departure and Ms. Peck’s appointment as Chief Financial Officer in June 2021, we have included both Mr. Beasley and Ms. Peck as Named Executive Officers in this CD&A.
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2021 Program Highlights
Payouts to the Named Executive Officers and other key executives under our 2021 Annual Incentive Program (“AIP”) reinforced our strong pay-for-performance philosophy. In designing the AIP for 2021, the HR Committee approved performance metrics that were in furtherance of our goals and in line with our 2021 earnings guidance. The HR Committee linked a significant portion of each of the Named Executive Officer’s AIP awards to the performance of the business, both at the enterprise level and the group level of businesses, as applicable.
In 2021, the HR Committee approved the following Corporate and Group President AIP plans, which Group President Plans were comprised of the business units reporting to the Group Presidents:
CORPORATE PLAN (CEO, CFO, CLO) Enterprise	REID ESSL GROUP PLAN Natural Aggregates Recycled Aggregates Specialty Materials
KERRY COLE GROUP PLAN Utility Structures Traffic and Telecom Structures Marine Products Storage Tanks	JESSE COLLINS GROUP PLAN Steel Components Wind Towers Shoring Products
Updates for these plans included:
•	Linked Group Presidents' payouts to the performance of the businesses reporting to each of the Group Presidents;
•	Included an enterprise-wide adjusted EBITDA performance metric to each plan to create and foster cohesive company focus; and
•
Modified the execution of strategic initiatives objective to encompass a holistic focus on (i) improvements in ESG (including safety), (ii) growth of the enterprise, and (iii) progress on working capital.

With these updates, the HR Committee approved the 2021 AIP with the following performance metrics and weighting:
Corporate Plan (CEO, CFO, CLO)
Performance Metric	Weighting
Enterprise Adjusted EBITDA	80%
Execution of Strategic Initiatives	20%
Group President Plans (3 Group Presidents)
Performance Metric	Weighting
Group Adjusted EBITDA	60%
Enterprise Adjusted EBITDA	20%
Execution of Strategic Initiatives	20%
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
2021 Performance Highlights
In 2021, our highest priority continued to be the health and safety of our employees and communities as we faced the COVID-19 pandemic. We continued our safety and health protocols while operating as an essential business that supports critical infrastructure sectors. We remain proud of our employees' performance and resilience in facing the continued challenges from the COVID-19 pandemic.
We achieved healthy financial performance in line with the targets set by the Board and the HR Committee for 2021. Our $283.3 million in Enterprise Adjusted EBITDA was fueled by our continued efforts to transform our portfolio, including 30% growth in Adjusted Segment EBITDA year-over-year in Construction Products.
Adjusted EBITDA*

* See Annex A for a reconciliation of NON-GAAP measures to the most comparable GAAP measures.
In addition to our 2021 financial performance, we continued to execute on the four strategic pillars of our long-term vision.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Highlights for our execution of these strategies, which the HR Committee considered in connection with the evaluation of the execution of the strategic initiatives component in the payout of the 2021 AIP, include:

CORE INFRASTRUCTURE
Continued our strategic repositioning around core infrastructure products through the acquisitions of StonePoint Materials and Southwest Rock Products, expanding our existing natural aggregates platforms and adding new attractive metropolitan areas.

+30%*
Enhanced the resiliency of our portfolio by growing our higher-margin, more stable Construction Products’ Adjusted Segment EBITDA by 30% in 2021 to represent 55% of our Enterprise Adjusted EBITDA excluding corporate costs, up from 33% at the time of separation in 2018 from Former Parent.

$400M Closed our inaugural bond offering of $400 million in long-term unsecured senior notes deploying proceeds to fund growth initiatives.	18.8%* Delivered Pre-Tax Return on Capital of 18.8%, down from 2020 but remaining at a healthy level despite significant headwinds from our cyclically depressed businesses.
ESG Continued progress of our ESG journey, highlighting initiatives through the publishing of our first full-year Sustainability Report.
* See Annex A for a reconciliation of Non-GAAP measures to the most comparable GAAP measures.
Impact of COVID-19 on Compensation Programs or Metrics
The HR Committee did not make any adjustments to its pay for performance philosophy to compensate or offset for any continued impacts of the COVID-19 pandemic.
Shareholder Engagement and Say-on-Pay Results
2021 compensation will be subject of the advisory, non-binding say-on-pay vote at the 2022 Annual Meeting. The HR Committee considered our 2020 say-on-pay vote (98% voting in favor at the 2021 Annual Meeting) as a sign of our shareholders’ support of Arcosa’s executive compensation philosophy and plans. The Board and the HR Committee value the benefits of maintaining a dialogue with Arcosa’s shareholders and understanding their views. The HR Committee will consider the outcome of future say-on-pay votes as it evaluates the design of the executive compensation programs and the related specific compensation decisions.
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Our Compensation Policies and Practices
We have adopted the following compensation practices, which are intended to promote strong governance and alignment with shareholder interests:
What We Do:

Pay for Performance.
We believe in a “pay for performance” philosophy, in which a majority of our Named Executive Officers’ compensation, as well as a significant portion for other employees throughout the organization, is linked to achievement of specific annual and long-term strategic and financial goals and the realization of increased shareholder value. Approximately 83% of our CEO’s compensation and 65% of the average of all other Named Executive Officers’ compensation is “at risk” compensation, comprised of incentive and equity-based compensation.

Maintain Stock Ownership Guidelines.
To further align the interests of our executives and directors with those of our shareholders and to assure that our executives and directors own meaningful levels of Common Stock throughout their tenures with Arcosa, the HR Committee has adopted stock ownership guidelines for our non-employee directors, Named Executive Officers, and other senior officers as designated by the HR Committee. The directors, Named Executive Officers, and other senior officers have five years from the date of adoption of the policy, or from the date such director or senior officer become subject to the policy, to meet their required stock ownership levels. Each of our directors, Named Executive Officers, and senior officers has either met or is on track to achieve these ownership guidelines within the five-year compliance period. The required level of stock ownership is determined by the number of shares of Common Stock equal in value to the following multiples:

Title	Ownership Level
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Other Senior Officers	2 times base salary
Board of Directors	5 times annual board cash retainer

Require Double Trigger for Receipt of Severance Payments.
Our Named Executive Officers participate in the 2022 Arcosa, Inc. Change in Control Severance Plan (the “2022 CIC Plan”), which contains a “double trigger” provision that requires both a change in control of Arcosa and a qualifying termination of the participating executive in order for such executive to receive severance payments and accelerated vesting of equity awards, except for those certain awards granted prior to December 6, 2018 by our Former Parent. We believe that the 2022 CIC Plan provides a mechanism for retaining our Named Executive Officers services and eliminating the distractions inherent in change in control events.

Maintain a Clawback Policy.
The Board has adopted a clawback policy which allows the HR Committee to recover amounts pursuant to short-term or long-term incentive compensation plans when subsequent to any such payment Arcosa's financial statements are required to be restated as a result of errors, omissions, fraud or other misconduct.

Retain an Independent Compensation Consultant.
The HR Committee directly retains an independent compensation consultant each year to provide guidance on executive compensation-related matters, to perform an annual total compensation study including compensation benchmarking information from peer group companies, and to advise on matters relating to executive and director compensation.

Prohibit Hedging and Pledging Our Shares.
Our insider trading policy prohibits executive officers, employees, and directors from pledging our securities or engaging in hedging or short-term trading of our securities, including, without limitation, short sales or transactions in puts, calls, or other derivative transactions. See “Corporate Governance—Employee, Officer, and Director Pledging and Hedging Policy.”

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What We Don’t Do:
X
No Dividends on Unvested Restricted Stock Units.
During the vesting period, recipients do not earn dividends on time-based or performance-based restricted stock units issued by Arcosa. Unvested performance-based restricted stock units also do not accrue dividend equivalents. Unvested awards of time-based restricted stock units accrue dividend equivalents, which will be paid in cash only if and when such awards vest.

X
No Excise Tax Gross-Ups for Participants in the 2022 CIC Plan.
The 2022 CIC Plan provides that no excise or other tax gross-ups will be paid under the plan, and that severance benefits will be available only upon voluntary termination of employment for “good reason” by a participating officer or for termination without “cause” by Arcosa within six months prior to and in connection with a “change in control” or within two years following a “change in control.” For a discussion of the 2022 CIC Plan, see “Other Compensation Plans” and “Potential Payments upon Termination or Change in Control.”

X	No Employment Contracts. None of the Named Executive Officers have employment contracts.
Compensation Approach and Benchmarking
Compensation Approach
The HR Committee, in consultation with management and its Compensation Consultant, oversees our executive compensation philosophy and reviews and approves compensation for our Named Executive Officers and other key executives, with the exception of the CEO. The independent directors of the Board approve the CEO’s compensation following a review and recommendation by the HR Committee.
The HR Committee retained the Compensation Consultant who provides guidance on executive compensation-related matters and who performs an annual total compensation study. The Compensation Consultant provides compensation benchmarking information (the “Peer Survey Data”) for our Named Executive Officers and other key executives from peer group companies (the “Peer Group”). After evaluating the Peer Survey Data, our CEO discusses with the HR Committee his evaluation of each Named Executive Officer and other key executives, excluding himself. The Compensation Consultant’s analyses, along with the CEO’s compensation recommendations for each Named Executive Officer and other key executives, are presented to the HR Committee for consideration and approval in determining Named Executive Officer and other key executive compensation. The HR Committee, following a review and in consultation with the Compensation Consultant, recommends the CEO’s compensation to the independent directors of the Board for their approval.
The HR Committee generally targets the total target compensation of the Named Executive Officers and other key executives within a competitive range around the median of the Peer Survey Data. The HR Committee considers the targeted range and develops a total target compensation amount for each Named Executive Officer and other key executives using the objectives described above and the Peer Survey Data as general guidelines. The HR Committee considers additional internal and external factors when making individual compensation decisions, including overall experience and future potential, individual performance, internal reporting structure, internal equity, and our overall pay objectives. This approach supports our philosophy of driving performance and accountability.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Benchmarking and Peer Survey Data for 2021 Compensation
Arcosa engaged the Compensation Consultant to assist in designing Arcosa’s executive compensation program, including review of Arcosa's compensation benchmarking Peer Group. In September 2020, the HR Committee, with the assistance of the Compensation Consultant, reviewed Arcosa’s Peer Group for use in benchmarking 2021 compensation. The Compensation Consultant used regression analysis to provide size-adjusted market data for a company of our revenue size to the HR Committee. The Peer Group was developed based on the following attributes:

Based on these attributes, in September 2020, the HR Committee with the advice of the Compensation Consultant approved the following Peer Group of 27 companies (with such companies having a median revenue of $1.6 Billion):
Arcosa Peer Companies
Astec Industries, Inc.	Flowserve Corporation	Nordson Corporation
AZZ Inc.	Forterra, Inc.	SPX FLOW, Inc.
Barnes Group, Inc.	Gibraltar Industries, Inc.	Summit Materials, Inc.
Carpenter Technology Corporation	Graco Inc.	The Greenbriar Companies, Inc.
Chart Industries, Inc.	Granite Construction Incorporated	TriMas Corporation
Commercial Metals Company	Harsco Corporation	U.S. Concrete, Inc.
Eagle Materials Inc.	ITT Inc.	Valmont Industries, Inc.
Enerpac Tool Group Corp.	Kirby Corporation	Vulcan Materials Company
EnPro Industries, Inc.	Martin Marietta Materials, Inc.	Watts Water Technologies, Inc.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
The Peer Survey Data includes data from each company named in the Peer Group for base salary, target annual and long-term incentive compensation, and total target compensation obtained from the Aon Hewitt Total Compensation Measurement Survey as well as public filings.
In December 2020, the HR Committee reviewed benchmarking analysis for each Named Executive Officer and other key executives based on the Peer Survey Data in developing 2021 total compensation consisting of base salaries, annual incentive compensation, and long-term incentive compensation. As a point of reference, when available for the Named Executive Officers, the Compensation Consultant also provided the HR Committee with the most recently available proxy disclosure data for the 2021 Peer Group.
Components of Compensation
In 2021, the three primary components of an executive's total target direct compensation were base salary, annual incentive compensation, and long-term incentive compensation, each as described below:

2021 Annual Target Total Compensation Mix
Consistent with our pay-for-performance philosophy, a significant portion of an executive’s total compensation opportunity (including that of each of the Named Executive Officers) is weighted toward performance-based pay and components we believe align with the interests of shareholders. Our annual incentive awards and the performance-based restricted stock unit component of the LTI award opportunities are considered performance-based pay because the payout of these awards is dependent on the achievement of specified performance goals. The time-based restricted stock unit awards are retentive while also aligning with Arcosa’s performance as the final value realized is based on Arcosa’s share price.
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For our CEO and our other Named Executive Officers, on average, the charts below show the percentage of 2021 target total direct compensation allocated to each compensation element as well as the amount of target compensation that is at risk. We consider compensation to be at risk if the award or vesting is subject to achievement of performance goals and/or the value received is dependent on our stock price.

2021 Annual Target Total Compensation Opportunities
The following table depicts 2021 target total compensation opportunities for the Named Executive Officers based on their target compensation in effect at December 31, 2021:
Named Executive Officer	Annual Base Salary Rate	Annual Incentive Plan Target Award	Long-Term Incentive Plan Target Award	Total(1)(2)
Antonio Carrillo	$925,000	$925,000	$3,700,000	$5,550,000
Scott C. Beasley	495,000	330,000	742,500	1,567,500
Gail M. Peck	425,000	284,750	500,000	1,209,750
Kerry S. Cole	463,500	309,000	602,550	1,375,050
Jesse E. Collins, Jr.	391,400	257,500	469,680	1,118,580
Reid S. Essl	463,500	304,934	543,400	1,311,834
Bryan P. Stevenson	414,750	236,250	414,750	1,065,750
(1)
Ms. Peck’s compensation reflects her new compensation with her appointment as Chief Financial Officer as of June 1, 2021. Her total 2021 compensation earned, as detailed in the Summary Compensation Table, reflects a proration of the new compensation from her time in that position.

(2)
Mr. Essl’s compensation reflects a salary adjustment and increase in AIP target award in June 2021. His total 2021 compensation earned, as detailed in the Summary Compensation Table, reflects a proration of this salary adjustment and increase in the AIP target award.

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2021 Annual Compensation Determination
Individual base salaries and incentive targets for the Named Executive Officers and other key executives are established based on the breadth, complexity, and scope of each Named Executive Officer’s responsibilities, individual prior performance, experience, internal equity considerations, and market pay data.
In December 2020, the HR Committee, working with management and the Compensation Consultant, reviewed market compensation data, including the Peer Survey Data, to determine 2021 compensation for each of the Named Executive Officers and other key executives. The components of total target compensation for 2021 set forth below reflect Arcosa's pay-for-performance philosophy.
Base Salary
The HR Committee establishes base salaries to attract, motivate and retain key executives by providing a consistent level of pay that appropriately compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position.
The HR Committee reviewed and adjusted the salaries of the Named Executive Officers for 2021 after consideration of the median of the Peer Group for their respective positions, performance, previous salary changes, experience, and other factors.
The following chart reflects the adjustments made to each Named Executive Officer’s base salary for 2021:
Named Executive Officer	2020 Annual Base Salary Rate(1)	% Change	2021 Annual Base Salary Rate(2)
Antonio Carrillo	$875,000	6%	$925,000
Scott C. Beasley	450,000	10%	495,000
Gail M. Peck	325,000	31%	425,000
Kerry S. Cole	450,000	3%	463,500
Jesse E. Collins, Jr.	380,000	3%	391,400
Reid S. Essl	380,000	22%	463,500
Bryan P. Stevenson	395,000	5%	414,750
(1)	Reflects annual base salary rate in effect as of January 1, 2020.
(2)	Reflects annual base salary rate in effect as of January 1, 2021, except Ms. Peck's and Mr. Essl's salaries that became effective on June 7, 2021.
In June 2021, the HR Committee adjusted the base salary of Mr. Essl from $418,000 to $463,500 to align his salary with the growth of the Construction Products businesses and the resulting increase in Adjusted EBITDA for the businesses over the two-year period of growth. Additionally, Ms. Peck’s salary was adjusted in June 2021 to reflect her promotion to Chief Financial Officer. Ms. Peck’s and Mr. Essl's salary adjustments were not retroactive and went into effect on June 7, 2021.
Annual Incentive Compensation
The HR Committee selects performance metrics, performance goals, and other elements of annual incentive compensation with the objective of placing management’s focus on appropriate operational and financial objectives and consistent with Arcosa's annual operating plan. The HR Committee believes that there should be clear accountability for the performance of one’s business group. As a result, under our AIP, the group president Named Executive Officers are compensated primarily upon the results of their respective group of businesses, whereas the
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corporate Named Executive Officers are compensated primarily upon the results of the enterprise. At the same time, the HR Committee recognized the importance of creating and fostering a cohesive overall company focus and introduced the enterprise performance metric to the Group President Plans.
Under our AIP, the HR Committee may choose to, among other things, (i) modify or discontinue annual incentive compensation at any time; (ii) increase or decrease a Named Executive Officer’s annual incentive compensation on a discretionary basis; and (iii) recoup all or any portion of annual incentive compensation under circumstances where Arcosa restates its financial statements. The HR Committee may remove any unusual or infrequently occurring or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.
The HR Committee approved the following financial metrics and performance targets for 2021 annual incentive compensation for each of the Named Executive Officers to incentivize performance:
Corporate Plan (CEO, CFO, CLO)
Performance Metric	Weighting
Enterprise Adjusted EBITDA	80%
Execution of Strategic Initiatives	20%
Group President Plans (3 Group Presidents)
Performance Metric	Weighting
Group Adjusted EBITDA	60%
Enterprise Adjusted EBITDA	20%
Execution of Strategic Initiatives	20%
2021 Payouts are calculated from the actual performance of Arcosa, both at the enterprise level and at the Group level, with respect to measurement of the Adjusted EBITDA. In determining the Execution of Strategic Initiatives metric, the HR Committee considered the holistic evaluation of management in the overall performance of the enterprise with respect to the execution of Arcosa’s goals of (i) progressing ESG initiatives, including safety, (ii) advancing growth initiatives, including acquisitions and product development, and (iii) maintaining focus on Arcosa's cash culture with attention to working capital.
The HR Committee approved the following 2021 target annual incentive opportunities for each Named Executive Officer based on such officer’s position. These target opportunities are set forth in the table below:
	2020		2021
Named Executive Officer	Target Annual Incentive Opportunity ($)	% of Annual Base Salary Rate	Target Annual Incentive Opportunity ($)(1) (2) (3)	% of Annual Base Salary Rate
Antonio Carrillo	$875,000	100%	$925,000	100%
Scott C. Beasley	300,000	67%	330,000	67%
Gail M. Peck	170,000	52%	284,750	67%
Kerry S. Cole	300,000	67%	309,000	67%
Jesse E. Collins, Jr.	250,000	66%	257,500	66%
Reid S. Essl	250,000	66%	304,934	66%
Bryan P. Stevenson	225,000	57%	236,250	57%
(1)	Mr. Beasley forfeited his AIP opportunity with his departure from Arcosa.
(2)	Ms. Peck’s AIP target opportunity was adjusted in 2021 with her promotion to CFO with the payout being made on a pro-rata basis from the date of adjustment.
(3)
Mr. Essl's AIP target opportunity was adjusted from the January 1, 2021 target as a result of his salary increase in June 2021 with the payout being made on a pro-rata basis from the date of adjustment.

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The following sets forth the financial metrics and actual results that the HR Committee approved for Messrs. Carrillo, Beasley, and Stevenson and Ms. Peck for 2021, whose performances were evaluated at an enterprise level:
Corporate AIP	Metric Weight	Threshold	Target	Maximum	2021 Actual	2021 Payout %	Weighted Payout
Enterprise Adjusted EBITDA ($M)	80%	$207.0	$276.0	$345.0	$283.3	111%	89%
Execution of Strategic Initiatives(1)	20%	0%	100%	150%	100%	100%	20%
							109%
(1)	Execution of Strategic Initiatives is evaluated at the discretion of the HR Committee.
The following sets forth the financial metrics and actual results that the HR Committee approved for Mr. Cole for 2021, whose performance was evaluated primarily based on the performance of the Utility Structures, Traffic and Telecom Structures, Marine Products, and Storage Tanks businesses:
Kerry Cole Group Plan	Metric Weight	Threshold	Target	Maximum	2021 Actual	2021 Payout %	Weighted Payout
Group Adjusted EBITDA ($M)	60%	$83.2	$110.9	$138.6	$106.1	83%	50%
Enterprise Adjusted EBITDA	20%	$207.0	$276.0	$345.0	$283.3	111%	22%
Execution of Strategic Initiatives(1)	20%	0%	100%	150%	100%	100%	20%
							92%
(1)	Execution of Strategic Initiatives is evaluated at the discretion of the HR Committee.
The following sets forth the financial metrics and actual results that the HR Committee approved for Mr. Collins for 2021, whose performance was evaluated primarily based on the performance of the Steel Components, Wind Towers, and Shoring Products businesses:
Jesse Collins Group Plan	Metric Weight	Threshold	Target	Maximum	2021 Actual	2021 Payout %	Weighted Payout
Group Adjusted EBITDA ($M)	60%	$ 35.3	$47.0	$58.8	$ 47.7	106%	64%
Enterprise Adjusted EBITDA	20%	$207.0	$276.0	$345.0	$283.3	111%	22%
Execution of Strategic Initiatives(1)	20%	0%	100%	150%	100%	100%	20%
							106%
(1)	Execution of Strategic Initiatives is evaluated at the discretion of the HR Committee.
The following sets forth the financial metrics and actual results that the HR Committee approved for Mr. Essl for 2021, whose performance was evaluated primarily based on the performance of the Natural Aggregates, Recycled Aggregates, and Specialty Materials businesses:
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Reid Essl Group Plan	Metric Weight	Threshold	Target	Maximum	2021 Actual	2021 Payout %	Weighted Payout
Group Adjusted EBITDA ($M)	60%	$116.3	$155.0	$193.8	$160.5	114%	69%
Enterprise Adjusted EBITDA	20%	$207.0	$276.0	$345.0	$283.3	111%	22%
Execution of Strategic Initiatives(1)	20%	0%	100%	150%	100%	100%	20%
							111%
(1)	Execution of Strategic Initiatives is evaluated at the discretion of the HR Committee.
For the Adjusted EBITDA component, performance at the target level resulted in 100% payout of the target award at the respective metric weighted percentage, performance below the minimum threshold resulted in no payout, and performance above the maximum level was capped at a maximum total payout of 200% of the target award at the respective metric weighted percentage. The amount of incentive compensation earned with respect to these components was linearly interpolated for performance falling between the specified performance levels. With respect to the Execution of Strategic Initiatives component, performance was evaluated holistically at the enterprise level at the discretion of the HR Committee. For the Execution of Strategic Initiatives component, performance at the target level resulted in 100% payout of the target award at the metric weighted percentage, and performance above the maximum level was capped at a maximum total payout of 150% of the target award at the metric weighted percentage. When combining each of the components of the AIP, actual payouts for 2021 can range from 0%-190% of the target.
In February 2022, the HR Committee evaluated Arcosa’s performance and certified 2021 actual results in accordance with the predefined performance metrics and targets under the AIP. With respect to the Execution of Strategic Initiatives, management recommended and the HR Committee approved a payout of 100% as a result of, among other considerations, (i) the successful closing and integration of the StonePoint Materials and Southwest Rock Products acquisitions, (ii) the closing of Arcosa's inaugural bond offering, (iii) advancement in safety programs enterprise-wide, and (iv) furtherance of Arcosa’s ESG initiatives, including the publishing of the 2020 Sustainability Report. Based on Arcosa's actual performance and the review of strategic initiatives, the HR Committee approved the following 2021 award payouts for the Named Executive Officers:
	2021 Annual Incentive Compensation Total Payout(1)(2)
Named Executive Officer	%	($)
Antonio Carrillo	109%	$1,008,250
Scott C. Beasley	0%	—
Gail M. Peck	109%	258,262
Kerry S. Cole	92%	284,280
Jesse E. Collins, Jr.	106%	272,950
Reid S. Essl	111%	324,632
Bryan P. Stevenson	109%	257,513
(1)	Mr. Beasley forfeited his receipt of the 2021 AIP payment upon his departure from Arcosa.
(2)	Ms. Peck's and Mr. Essl's 2021 AIP awards were prorated to reflect compensation changes in June 2021.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
2021 Long-Term Incentive Compensation
LTI compensation opportunities are a key part of the total target compensation for our Named Executive Officers. The LTI program key objectives are to:
•	Support a strong performance-based culture;
•	Align executives’ interests with those of shareholders;
•	Attract and retain key leaders and other participants through the use of equity programs; and
•	Maintain a well-defined line of sight between performance and award.
For 2021, the HR Committee awarded the Named Executive Officers LTI compensation opportunity, consisting of 60% performance-based restricted stock units for the performance period January 1, 2021 through December 31, 2023 and 40% time-based restricted stock units. The detail of 2021 LTI award opportunity follows.
Time-Based Restricted Stock Units. 40% of the target 2021 LTI grant opportunity was made in the form of time-based restricted stock units to promote long-term executive retention and alignment with shareholders. The time-based restricted stock units vest 33 1∕3% on each of May 15, 2022, 2023, and 2024 if the Named Executive Officer remains continuously employed by Arcosa through such date. All time-based restricted stock unit awards are non-voting and provide for dividend equivalent units payable in cash, which will vest on the same schedule as the corresponding time-based restricted stock unit awards.
Performance-Based Restricted Stock Units. The remaining 60% of each Named Executive Officer’s target 2021 LTI grant opportunity is made in the form of performance-based restricted stock units, which will not vest unless the performance metric is met. This program is designed to (i) increase the visibility of the long-term incentive performance goals for the program’s participants, (ii) align their efforts toward achieving these goals, and (iii) reinforce pay for performance philosophy through settlement of awards following the end of the relevant performance period. These units are non-voting and do not receive dividends or dividend equivalents during the performance period. The HR Committee approves performance targets and payout ranges at the beginning of the 3-year performance period. Arcosa's actual performance during the performance period determines the number of performance-based restricted stock units that will be ultimately earned following the end of the performance period. After the HR Committee certifies the actual results of the performance period, the earned performance-based restricted stock units are settled in shares of Common Stock upon the vesting date.
For the 2021-2023 performance period, the HR Committee approved the following company-wide performance metrics and weighting for the performance-based restricted stock units to incentivize long-term growth of shareholder value:
Weighting of Total Performance-Based Equity Award
Average Pre-Tax Return on Capital	50%
Cumulative Adjusted Earnings per Share	50%
The awards will settle in May 2024 following determination of results of the 2021-2023 performance period. Each Named Executive Officer may receive from 0% to 200% of the target performance-based restricted stock unit award based on actual performance against the target levels set by the HR Committee. The Named Executive Officers will earn 0% of the target if the threshold performance level is not achieved. For performance falling between the specified levels, the amount of performance-based restricted stock units earned will be interpolated accordingly between the specified performance levels.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
The 2021 target LTI award opportunity for each Named Executive Officer was set as a specified target dollar value as set forth below:
Named Executive Officer	Target Value of Time-Based Restricted Stock Units ($)(1)(2)(3)	Target Value of Performance-Based Restricted Stock Units ($)(1)(2)(3)	Total Target Value of LTI Award ($)(1)(2)(3)
Antonio Carrillo	$1,480,000	$2,220,000	$3,700,000
Scott C. Beasley	297,000	445,500	742,500
Gail M. Peck	80,000	120,000	200,000
	70,000	105,000	175,000
Kerry S. Cole	241,020	361,530	602,550
Jesse E. Collins, Jr.	187,872	281,808	469,680
Reid S. Essl	217,360	326,040	543,400
Bryan P. Stevenson	165,900	248,850	414,750
(1)
Reflects the target value of the Named Executive Officer’s 2021 time-based restricted stock unit award and 2021-2023 performance-based restricted stock unit award. The number of time-based restricted stock units and performance-based restricted stock units granted to the Named Executive Officers in May 2021 was calculated by dividing the target value for each Named Executive Officer by our closing stock price on the grant date of May 4, 2021, which was $64.47 per share.

(2)	Mr. Beasley forfeited his eligibility to receive the 2021 LTI payment upon his departure from Arcosa.
(3)
Upon Ms. Peck's appointment as the Chief Financial Officer, the HR Committee approved a one-time promotional grant to Ms. Peck with a target value of $175,000. The one-time promotional grant was comprised of 60% performance-based restricted stock units, which will not vest until the performance metric is met, and 40% time-based restricted stock units that vest 33 1/3% on each of the first three anniversaries of the grant date (June 2022, 2023, and 2024). The number of time-based restricted stock units and performance-based restricted stock units granted to Ms. Peck for the promotional grant was calculated by dividing the target value by our closing stock price on the grant date of June 7, 2021, which was $59.38 per share. The promotional grant combined with her previous grant of $200,000 provided the prorated equivalent of Ms. Peck’s target LTI award level of $500,000 with her promotion on June 1, 2021.

2019-2021 Performance-Based Restricted Stock Unit Awards
In 2019, each of the Named Executive Officers received an annual LTI award opportunity, which included a 2019-2021 performance-based restricted stock unit award. The awards are based on Arcosa’s Average Pre-Tax Return on Capital and Cumulative Adjusted Earnings Per Share. The following table sets forth the target number of outstanding 2019-2021 performance-based restricted stock unit awards for each of the Named Executive Officers:
Named Executive Officer	Arcosa 2019-2021 Performance- Based Restricted Stock Units (at target) (#)(1)
Antonio Carrillo	55,738
Scott C. Beasley	6,558
Gail M. Peck	3,279
Kerry S. Cole	5,738
Jesse E. Collins, Jr.	5,738
Reid S. Essl	5,738
Bryan P. Stevenson	5,328
(1)	Ms. Peck's 2019 LTI Award was awarded prior to her becoming a Named Executive Officer.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
In March 2022, the HR Committee approved the 2019-2021 performance period.

* See Annex A for a reconciliation of Non-GAAP measures to the most comparable GAAP measures.
These awards will settle upon vesting in May 2022 resulting in a payout of 175% of target as illustrated below.
	Arcosa 2019-2021 Performance-Based Restricted Stock Units(1)
Named Executive Officer	Target Units		Payout Percentage		Final Unit Payout
Antonio Carrillo	55,738	×	175%	=	97,542
Scott C. Beasley	6,558	×	0%	=	—
Gail M. Peck	3,279	×	175%	=	5,738
Kerry S. Cole	5,738	×	175%	=	10,042
Jesse E. Collins, Jr.	5,738	×	175%	=	10,042
Reid S. Essl	5,738	×	175%	=	10,042
Bryan P. Stevenson	5,328	×	175%	=	9,324
(1)	Mr. Beasley forfeited his right to receive these units upon his departure from Arcosa.
Other Compensation Plans
Post-Employment Benefits
Arcosa’s retirement and savings compensation plans are designed to assist executives in the transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Arcosa’s retirement and savings compensation plans, as amended, consist of the following:
•
Arcosa, Inc. 401(k) Plan (the “401(k) Plan”) - a voluntary, tax qualified, defined contribution plan that covers most of Arcosa’s employees, including the Named Executive Officers and includes a dollar-for-dollar Company matching contribution of up to six percent of the participant’s eligible pay for each payroll period, consistent with market terms.

•
Arcosa, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) - a plan for highly compensated employees, including the Named Executive Officers, that allows them to defer a portion of their base pay and annual incentive to the maximum extent under the 401(k) Plan and then to the Deferred Compensation Plan.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Change in Control Severance Plan
On March 3, 2022, the HR Committee recommended for approval, and our Board approved, the 2022 CIC Plan. The 2022 CIC Plan replaced the 2018 CIC Plan that expired under its own terms on December 6, 2021. By entry into the 2022 CIC Plan, Arcosa’s Board continues to believe it is appropriate to reinforce and encourage the attention and dedication of members of Arcosa’s senior management to the interests of shareholders without distraction in potential circumstances arising from the possibility of a change in control of Arcosa.
Each of the Named Executive Officers entered into a participation agreement under the 2022 CIC Plan upon which such officer became subject to the 2022 CIC Plan and any prior individual change in control agreements were terminated. The 2022 CIC Plan has a three-year term that automatically renews with one-year extensions unless notice of termination is otherwise provided.
The 2022 CIC Plan contains a “double trigger” provision that requires both a change in control of Arcosa and a qualifying termination of the Named Executive Officer’s employment before compensation will be paid under the 2022 CIC Plan or for acceleration of equity awards that are granted after December 6, 2018. Pursuant to the 2022 CIC Plan, if a Named Executive Officer’s employment is terminated by Arcosa without “Cause” or by the participant for “Good Reason,” in each case, within six months prior to and in connection with a "Change in Control" or within two years following a “Change in Control” (each, as defined in the 2022 CIC Plan), then:
•
the Named Executive Officer will receive a lump-sum cash severance payment equal to (i)(x) the sum of the Named Executive Officer’s annual base salary and target annual incentive bonus, or, if higher and the Change in Control or date of termination occurs more than six months into a fiscal year, the annual incentive bonus payable on actual performance multiplied by (y) three for the Chief Executive Officer, two for the Chief Financial Officer, the Chief Legal Officer, and business group presidents, and 1.5 for all other participants; plus (ii) a prorated annual incentive bonus for the year in which the termination occurs based on target performance;

•	all then-outstanding and unvested stock awards that were granted on or after December 6, 2018 will become 100% vested;
•	all benefits under any then-outstanding deferred compensation arrangements will become 100% vested; and
•
for 24 months following the Named Executive Officer’s termination, (i) the Named Executive Officer will continue to receive medical, dental, vision, health, and life insurance benefits no less favorable than were provided prior to termination, provided that such coverage will cease if the Named Executive Officer obtains comparable coverage under a subsequent employer’s benefit plan; and (ii) the Named Executive Officer will receive executive level outplacement services, up to a maximum of $15,000.

The Named Executive Officers are required to execute a release in favor of Arcosa in exchange for receiving 2022 CIC Plan benefits. Pursuant to the 2022 CIC Plan, each Named Executive Officer is subject to non-competition, non-solicitation, and non-recruitment covenants for 12 months following termination of employment as well as confidentiality obligations and non-disparagement covenants that survive indefinitely.
The 2022 CIC Plan does not include excise tax gross ups. In the event payments under the 2022 CIC Plan would trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, such payments will be reduced if such reduction would result in a greater after-tax benefit to the Named Executive Officer.
Arcosa considers the compensation payable under the 2022 CIC Plan upon specified events of termination following a Change in Control to be appropriate in light of the unique mix of the industries in which it is engaged, the limited number of companies in many of those industries and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the 2022 CIC Plan are considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but may not be specifically considered by the HR Committee when making changes in base salary, annual incentive compensation or long-term incentive compensation.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
The Change in Control severance benefits are discussed in the Compensation of Executives section under “Potential Payments Upon Termination or Change in Control.” Arcosa does not have severance agreements with Named Executive Officers other than in connection with the 2022 CIC Plan.
Health and Welfare Benefits
The Arcosa-supported medical plan, life insurance, long-term disability plan, employee-paid dental, vision, critical illness insurance, and supplemental life insurance are substantially similar for the Named Executive Officers as for all full-time employees. Arcosa does not provide health benefits to retirees.
Tax and Accounting Implications of Executive Compensation
Section 162(m) of the Code limits to $1.0 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the Named Executive Officers. The HR Committee will establish executive compensation arrangements that it believes are in the best interests of Arcosa and our shareholders, even if those arrangements are not fully deductible under Section 162(m).
Arcosa recognizes the compensation expense for all share-based payment awards made to employees and directors, including stock options, stock appreciation rights and other awards, in our financial statements based on the principles of ASC Topic 718.
Definition of Non-GAAP and Other Performance Measures Used in the CD&A
The following sets forth the definitions of the non-GAAP and other performance measures that were approved by the HR Committee in establishing performance levels under our incentive plans. In determining final awards, the HR Committee retains the discretion to make adjustments for incentive plan purposes to eliminate the impact (positive or negative) of items that the HR Committee deems are appropriate:
•
Adjusted Earnings Per Share: defined as reported diluted earnings (loss) per share from continuing operations before extraordinary adjustments to asset values (gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gain or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate.

•	Cumulative Adjusted Earnings Per Share: defined as the sum of the Adjusted Earnings Per Share for each year in the three-year performance period.
•
Enterprise Adjusted EBITDA: defined as enterprise operating income (loss) from continuing operations before interest, income taxes, depreciation, depletion, and amortization, extraordinary adjustments to asset values (gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gains or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, any changes to federal, state, or local tax laws that impact the Company's tax liability, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate.

•	Execution of Strategic Initiatives: measured holistically by progress in ESG/Safety initiatives, growth, and progress with respect to working capital initiatives.
•
Pre-Tax Return on Capital: defined as Adjusted EBITDA (as defined above) Divided by ((Current Assets – Current Liabilities + Current Portion of Long-Term Debt) + Net Plant, Property and Equipment). Balance Sheet items will be calculated using an average of 5 points (Beginning of Q1, End of Q1, End of Q2, End of Q3, End of Q4).

•
Group Adjusted EBITDA: defined as group operating income (loss) from continuing operations before interest, income taxes, depreciation, depletion, and amortization, extraordinary adjustments to asset values

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gains or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, any changes to federal, state or local tax laws that impact the Company's tax liability, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate.
Human Resources Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Human Resources Committee
Joseph Alvarado, Chair
John W. Lindsay
Kimberly S. Lubel
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Compensation of Executives
Summary Compensation Table
The following table and accompanying narrative disclosure should be read in conjunction with “Compensation Discussion and Analysis” above, which sets forth the objectives of Arcosa’s executive compensation programs.
The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2021, 2020, and 2019, other than Ms. Peck, who became a Named Executive Officer in 2021.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Antonio Carrillo President and Chief Executive Officer	2021	$925,000	$—	$3,679,401	$1,008,250	$1,340	$18,363	$5,632,354
	2020	875,000	—	3,463,309	1,058,750	1,552	43,492	5,442,103
	2019	850,000	—	3,367,702	1,479,000	879	75,501	5,773,082
Scott C. Beasley Chief Financial Officer	2021	244,644	—	—	—	—	14,679	259,323
	2020	450,000	—	556,604	363,000	—	17,100	1,386,704
	2019	400,000	62,500	396,234	435,000	—	13,150	1,306,884
Gail M. Peck Chief Financial Officer	2021	386,817	—	372,924	258,262	—	17,400	1,035,403
Kerry S. Cole Group President	2021	463,500	—	599,236	284,280	—	17,400	1,364,416
	2020	450,000	—	489,839	363,000	—	17,100	1,319,939
	2019	440,000	—	346,714	582,000	—	21,244	1,389,958
Jesse E. Collins, Jr. Group President	2021	391,400	—	467,170	272,950	—	17,400	1,148,920
	2020	380,000	—	413,633	232,500	—	17,100	1,043,233
	2019	355,844	—	346,714	178,172	—	16,800	897,530
Reid S. Essl Group President	2021	444,250	—	540,447	324,632	—	17,400	1,326,729
	2020	380,000	—	583,654	312,500	—	17,100	1,293,254
	2019	350,000	—	346,714	—	—	24,975	721,689
Bryan P. Stevenson Chief Legal Officer	2021	414,750	—	412,484	257,513	—	28,813	1,113,560
	2020	395,000	—	380,997	272,250	—	17,100	1,065,347
	2019	385,000	62,500	321,918	382,800	—	11,760	1,163,978
(1)	Amounts deferred pursuant to the Deferred Compensation Plan in 2021 for Mr. Essl is also reported in the “Nonqualified Deferred Compensation Table” below.
(2)
Amounts reported reflect the Separation success bonus earned by each of Messrs. Beasley and Stevenson, half of which was earned in January 2019, and the other half of which was earned in November 2018.

(3)
Amounts reflect the grant date fair value of awards of time-based restricted stock units and performance-based restricted stock units granted in the fiscal year computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 13 of Item 8 of the 2021 Annual Report. Amounts for performance-based restricted stock units are included at target value. The potential maximum values (200% of target) for the 2021-2023 performance-based restricted stock units are for Messrs. Carrillo, $4,398,727; Cole, $716,366; Collins, $558,479; Essl, $646,109; and Stevenson, $493,076; and Ms. Peck, $445,816.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(4)	Non-equity incentive plan compensation represents cash awards earned under the Company AIP based on specified performance goal achievements.
(5)
Arcosa does not have a pension plan for its Named Executive Officers. For Mr. Carrillo, amounts represent the above market earnings from the interest rate equivalent on director fees previously earned as a non-employee director of our Former Parent and deferred under our Former Parent's deferred plan for director fees. See “Director Compensation Discussion.”

(6)
Beginning in 2020, Arcosa’s 401(k) Plan included a dollar-for-dollar Company matching contribution of up to six percent of the Named Executive Officers' eligible pay for each payroll period, with the total amount of such matching contribution capped at $17,400. For Mr. Carrillo, amounts in 2021 also include dividend equivalents on phantom stock units accrued in respect of deferred director fees previously earned as a director of our Former Parent prior to his April 2018 appointment as an officer of our Former Parent and CEO of Arcosa. For Mr. Stevenson, amounts in 2021 also include a physical examination and a matching contribution by Arcosa in his name pursuant to Arcosa's program of matching charitable contributions.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Grants of Plan-Based Awards
The following table summarizes the 2021 equity and non-equity plan-based awards granted to the Named Executive Officers.
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards Number of Shares of Stock or Awards (4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Antonio Carrillo
AIP		$—	$925,000	$1,757,500
Performance-Based RSUs	5/4/2021				—	34,435	68,870		$2,199,363
Time-Based RSUs	5/4/2021							22,957	1,480,038
Scott C. Beasley
AIP		—	330,000	627,000
Performance-Based RSUs	5/4/2021				—	6,911	13,822		441,406
Time-Based RSUs	5/4/2021							4,607	297,013
Gail M. Peck
AIP		—	236,938	450,182
Performance-Based RSUs	5/4/2021				—	1,862	3,724		118,926
Performance-Based RSUs	6/7/2021				—	1,769	3,538		103,982
Time-Based RSUs	5/4/2021							1,241	80,007
Time-Based RSUs	6/7/2021							1,179	70,009
Kerry S. Cole
AIP		—	309,000	587,100
Performance-Based RSUs	5/4/2021				—	5,608	11,216		358,183
Time-Based RSUs	5/4/2021							3,739	241,053
Jesse E. Collins, Jr.
AIP		—	257,500	489,250
Performance-Based RSUs	5/4/2021				—	4,372	8,744		279,240
Time-Based RSUs	5/4/2021							2,915	187,930
Reid S. Essl
AIP		—	292,462	555,677
Performance-Based RSUs	5/4/2021				—	5,058	10,116		323,054
Time-Based RSUs	5/4/2021							3,372	217,393
Bryan P. Stevenson
AIP		—	236,250	448,875
Performance-Based RSUs	5/4/2021				—	3,860	7,720		246,538
Time-Based RSUs	5/4/2021							2,574	165,946
(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.
(2)
Represents the potential amounts payable under the 2021 AIP for attainment of specified performance goals. Actual amounts earned were paid in March 2022 and are disclosed in the 2021 Summary Compensation Table. Threshold, target, and maximum amounts each assume that the performance level was met for all applicable financial metrics. Performance below the minimum threshold results in no payout and performance above the maximum level is capped at a maximum total payout of 190% of the target award. For performance falling between the specified levels, the amount earned will be interpolated accordingly. The performance metrics and targets used to determine the amounts of the awards paid are described above under “Compensation Discussion and Analysis.”

(3)
Represents the potential number of performance-based restricted stock units of Arcosa that could be earned based on financial performance for 2021 through 2023. Actual amounts of performance-based restricted stock units will vest and settle in shares of Common Stock on May 15, 2024 based on attainment of performance goals. Awards will pay out between 0% to 200% of the target performance-based restricted stock unit award based on actual performance against the performance levels set by the HR Committee. For performance falling between the specified levels, the amount of performance-based restricted stock units earned will be interpolated accordingly. The performance metrics and targets used to determine the amounts of the awards paid are described above under “Compensation Discussion and Analysis.”

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(4)
Represents time-based restricted stock units of Arcosa, of which 33 1/3% will vest on each of May 15, 2022, 2023, and 2024 (except with respect to the one-time promotional award for Ms. Peck, which will vest over three years with 33 1/3% on each anniversary of the grant date in June 2022, 2023, and 2024) if the Named Executive Officer remains an employee on such date. Time-based restricted stock units accrue dividend equivalent units payable in cash, which vest on the same vesting schedule as the underlying award.

(5)	The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards
In 2021, the Named Executive Officers were granted 40% of their respective target LTI compensation opportunity as time-based restricted stock units. These awards were granted to reflect the HR Committee’s desire to incentivize the long-term commitment of key executives to build shareholder value. These time-based restricted stock units vest over three years with 33 1/3% on each of May 15, 2022, 2023, and 2024 (except with respect to the one-time promotional award for Ms. Peck, which will vest over three years with 33 1/3% on each anniversary of the grant date in June 2022, 2023, and 2024) if the Named Executive Officer remains an employee on such date. All time-based restricted stock unit awards are non-voting and provide for dividend equivalent units payable in cash, which will vest on the same schedule as the corresponding time-based restricted stock unit awards.
The remaining 60% of the Named Executive Officer's target LTI compensation opportunity was granted in the form of performance-based restricted stock units for the 2021-2023 performance period based on three-year average pre-tax return on capital and cumulative adjusted earnings per share. Each performance-based restricted stock unit earned will convert into either one share of Common Stock or the cash value of one share of Common Stock and vest on May 15, 2024. During the vesting period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.
See “2021 Annual Compensation Determination—2021 Long-Term Incentive Compensation” under “Compensation Discussion and Analysis” above for a description of the terms of 2021 LTI compensation.
In the “Grants of Plan-Based Awards” table, the estimates for future payouts under the 2021 AIP awards represent potential payments of annual incentive compensation for 2021 based on achievement of specified performance metrics. See “2021 Annual Compensation Determination—Annual Incentive Compensation” under “Compensation Discussion and Analysis” above for a description of the 2021 AIP awards.
We have a 401(k) plan that permits employees to elect to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. For 2021, we matched up to 6% of the employee’s eligible compensation set aside for this purpose with the cumulative amount of our match capped at $17,400. See “Compensation Discussion and Analysis—Other Compensation Plans—Post-Employment Benefits.”
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Outstanding Equity Awards at Year-End
The following table summarizes as of December 31, 2021, for each Named Executive Officer, the number of shares of unvested stock awards held in both Arcosa and Former Parent. The market value of the stock awards was based on the closing price of the Common Stock as of December 31, 2021, which was $52.70 for Arcosa (stock ticker “ACA”) and $30.20 for our Former Parent (stock ticker “TRN”).
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Antonio Carrillo	246,707(1)	$12,614,144(1)	61,189(3)	$3,224,660(3)
	97,542(2)	5,140,463(2)	34,435(4)	1,814,725(4)
Gail M. Peck	34,946(1)	1,376,669(1)	3,497(3)	184,292(3)
	5,739(2)	302,445(2)	3,631(4)	191,354(4)
Kerry S. Cole	36,234(1)	1,527,032(1)	8,654(3)	456,066(3)
	10,042(2)	529,213(2)	5,608(4)	295,542(4)
Jesse E. Collins, Jr.	11,377(1)	599,568(1)	7,308(3)	385,132(3)
	10,042(2)	529,213(2)	4,372(4)	230,404(4)
Reid S. Essl	36,465(1)	1,561,728(1)	7,308(3)	385,132(3)
	10,042(2)	529,213(2)	5,058(4)	266,557(4)
Bryan P. Stevenson	10,259(1)	540,649(1)	6,731(3)	354,724(3)
	9,324(2)	491,375(2)	3,860(4)	203,422(4)
(1)
Represents the actual number of unvested restricted shares and time-based restricted stock unit awards and market value. Includes TRN awards that were granted by our Former Parent prior to the Separation, and corresponding Arcosa awards received in respect of such TRN awards through the Separation. The following table provides the vesting date of the awards:

Vesting Date	Antonio Carrillo		Gail M. Peck		Kerry S. Cole		Jesse E. Collins, Jr.		Reid S. Essl		Bryan P. Stevenson
	ACA (#)	TRN (#)	ACA (#)	TRN (#)	ACA (#)	TRN (#)	ACA (#)	TRN (#)	ACA (#)	TRN (#)	ACA (#)	TRN (#)
5/15/2022	79,382	—	5,277	2,000	9,154	—	7,810	—	9,835	667	7,047	—
6/7/2022	—	—	393	—	—	—	—	—	—	—	—	—
11/12/2022	115,474	—	—	—	—	—	—	—	—	—	—	—
5/15/2023	21,249	—	2,524	4,000	3,836	2,000	2,596	—	5,066	2,000	2,354	—
6/7/2023	—	—	393	—	—	—	—	—	—	—	—	—
3/28/2024	—	—	—	—	666	2,000	—	—	—	—	—	—
5/15/2024	7,652	—	1,302	2,667	2,246	3,000	971	—	2,457	4,000	858	—
6/7/2024	—	—	393	—	—	—	—	—	—	—	—	—
5/15/2025	—	—	—	—	—	—	—	—	111	333	—	—
5/15/2026	—	—	1,111	3,333	666	2,000	—	—	111	333	—	—
5/15/2027	—	—	666	2,000	—	—	—	—	222	666	—	—
5/15/2028	—	—	1,333	4,000	666	2,000	—	—	666	2,000	—	—
5/15/2029	—	—	888	2,666	—	—	—	—	666	2,000	—	—
4/3/2033	—	—	—	—	—	—	—	—	666	2,000	—	—
4/3/2046	—	—	—	—	—	—	—	—	666	2,000	—	—
Qualifying termination(a)	5,736	17,214	—	—	—	—	—	—	—	—	—	—
Retirement (b)	—	—	—	—	2,000	6,000	—	—	—	—	—	—
(a)	Outstanding deferred time-based restricted stock units that have vested but will be converted to shares of Common Stock upon a qualifying termination event.
(b)	Outstanding time-based restricted stock that will vest at retirement in accordance with the grant.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(2)
Represents the actual number of 2019-2021 performance-based restricted stock units that will vest and settle in shares of Common Stock on May 15, 2022 as certified by the HR Committee based on Arcosa's average pre-tax return on capital and cumulative adjusted earnings per share for the performance period and the corresponding market value of such shares. See “Compensation Discussion and Analysis—2021 Annual Compensation Determination—2019-2021 Performance-Based Restricted Stock Unit Awards.”

(3)
Represents the target number or value, as applicable, of 2020-2022 performance-based restricted stock units that could be earned if target financial performance goals are achieved. Actual amounts of performance-based restricted stock units will vest and settle in shares of Common Stock on May 15, 2023 based on Arcosa's average pre-tax return on capital and cumulative adjusted earnings per share for the performance period. Awards will pay out between 0% to 200% of the target performance-based restricted stock unit award based on actual performance against the performance levels set by the HR Committee. For performance falling between the specified levels, the amount of performance-based restricted stock units earned will be interpolated accordingly.

(4)
Represents the target number or value, as applicable, of 2021-2023 performance-based restricted stock units that could be earned if target financial performance goals are achieved. Actual amounts of performance-based restricted stock units will vest and settle in shares of Common Stock on May 15, 2024 based on Arcosa's average pre-tax return on capital and cumulative adjusted earnings per share for the performance period. Awards will pay out between 0% to 200% of the target performance-based restricted stock unit award based on actual performance against the performance levels set by the HR Committee. For performance falling between the specified levels, the amount of performance-based restricted stock units earned will be interpolated accordingly. See “Compensation Discussion and Analysis—2021 Annual Compensation Determination—2021 Long-Term Incentive Compensation.”

Stock Vested in 2021
The following table summarizes for the Named Executive Officers in 2021 the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax. No stock options were exercised in 2021. As of December 31, 2021, Arcosa had no stock options outstanding.
Option Exercises and Stock Vested Table
Name		Stock Awards
	Stock Ticker	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Antonio Carrillo	ACA	160,409	$10,086,518
Scott C. Beasley	ACA	14,401	905,535
	TRN	7,497	218,463
Gail M. Peck	ACA	10,833	681,179
	TRN	4,257	124,049
Kerry S. Cole	ACA	18,204	1,144,668
	TRN	3,501	102,019
Jesse E. Collins, Jr.	ACA	12,759	802,286
	TRN	4,257	124,049
Reid S. Essl	ACA	15,602	981,054
	TRN	7,830	228,166
Bryan P. Stevenson	ACA	10,286	646,784
	TRN	2,403	70,023
(1)	The amounts shown are calculated based on the closing stock price of Common Stock on the date of vesting.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Nonqualified Deferred Compensation
The table below shows the contributions by the Named Executive Officers and Arcosa, the aggregate earnings on nonqualified deferred compensation in 2021, and the aggregate balance at year end under nonqualified deferred compensation plans of Arcosa. Arcosa does not provide matching contribution amounts under the Arcosa Deferred Compensation Plan.
Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Antonio Carrillo	$—	$(7,468)	$—	$303,030
Scott C. Beasley	—	8,272	127,535	—
Gail M. Peck	—	3,391	—	591,603
Kerry S. Cole	—	41,726	—	455,061
Jesse E. Collins, Jr.	—	—	—	—
Reid S. Essl	54,676	43,820	—	402,372
Bryan P. Stevenson	—	—	—	—
(1)
Salary and incentive compensation deferrals to Arcosa’s Deferred Compensation Plan. The amounts are also included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns, as applicable, in the Summary Compensation Table for 2021.

(2)
Represents earnings in Arcosa’s Deferred Compensation Plan for Messrs. Beasley, Cole, and Essl, and Ms. Peck. For Mr. Carrillo, this column represents earnings in respect of deferred director fees previously earned as a director of our Former Parent.

(3)
Includes salary and incentive compensation deferrals to, and Company matching amounts under, Arcosa’s Deferred Compensation Plan in the aggregate that are reported in the Summary Compensation Table for Messrs. Beasley, $4,500; and Essl, $46,353 in 2020; and Messrs. Beasley, $6,000; Cole, $27,864 and Essl, $25,516 in 2019.

Deferred Compensation Discussion
For 2021, we had a Deferred Compensation Plan for highly compensated employees who are limited as to the amount of deferrals allowed under our 401(k) Plan. Participants may elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments related. Participants chose from several mutual fund-like deemed investments. See “Compensation Discussion and Analysis—Other Compensation Plans.”
Amounts are paid out immediately upon death. Upon termination of employment, amounts in the Deferred Compensation Plan are paid out beginning six months after termination of employment in lump sum or annual installments from one to twenty years according to election of the participant.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Potential Payments Upon Termination or Change in Control
Death, Disability, or Retirement
Arcosa’s long-term disability plan provides all salaried employees, including the Named Executive Officers, with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65, provided that the disability occurred prior to age 60. If the disability occurred at age 60 or older the maximum benefit period will be based on the age at disability. Deferred compensation benefits that are payable upon termination are described under “Deferred Compensation Discussion.”
Equity awards held by the Named Executive Officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death or disability, and in some cases retirement. The Company AIP provides that in the event of death or disability, if the HR Committee so determines, the participant will be eligible to receive the pro rata portion of the participant’s AIP that would have been payable in such year. The Company AIP also provides that in the event of termination of employment for any other reason following the end of the performance period and prior to the date of actual payment, the HR Committee may pay the participant an amount not to exceed the amount earned.
The following table provides the dollar value of (i) accelerated vesting of equity awards and (ii) the payment of annual incentive compensation, in each case assuming each of the Named Executive Officers had been terminated by death, disability, or retirement on December 31, 2021. As of December 31, 2021, there were no outstanding stock options held by any of the Named Executive Officers.
	Antonio Carrillo(1) ($)	Gail M. Peck ($)	Kerry S. Cole ($)	Jesse E. Collins, Jr. ($)	Reid S. Essl ($)	Bryan P. Stevenson ($)
Death
Equity Awards(2)	$17,397,705	$1,670,894	$2,112,123	$1,131,043	$2,101,193	$1,030,227
AIP(3)	1,008,250	258,262	284,280	272,950	324,632	257,513
Total	$18,405,955	$1,929,156	$2,396,403	$1,403,993	$2,425,825	$1,287,740
Disability
Equity Awards(2)	$17,397,705	$1,670,894	$2,112,123	$1,131,043	$2,101,193	$1,030,227
AIP(3)	1,008,250	258,262	284,280	272,950	324,632	257,513
Total	$18,405,955	$1,929,156	$2,396,403	$1,403,993	$2,425,825	$1,287,740
Retirement
Equity Awards(2)	$822,150	$—	$—	$—	$—	$—
AIP(3)	1,008,250	258,262	284,280	272,950	324,632	257,513
Total	$1,830,400	$258,262	$284,280	$272,950	$324,632	$257,513
(1)
Upon termination due to death, disability, or retirement, in addition to the amounts reflected in the table, Mr. Carrillo would also receive a cash payout for his cash balance under the Director Deferred Plan (as defined below), which represents fees earned and deferred while he served as a non-employee director of Former Parent. As of December 31, 2021, his accumulated cash balance in the Director Deferred Plan was $303,030.

(2)	The market value of the outstanding ACA and TRN equity awards was based on the closing price of the Common Stock as of December 31, 2021, which was $52.70 for Arcosa and $30.20 for our Former Parent.
(3)	Assumes payment at the discretion of the HR Committee of 2021 award payments under the AIP based on 2021 actual results.
Change in Control
Each of the Named Executive Officers is currently a participant in the 2022 CIC Plan, which replaced the 2018 CIC Plan that expired under its own terms on December 6, 2021. For discussion of the 2022 CIC Plan, see “Compensation Discussion & Analysis – Other Compensation Plans – Change in Control Severance Plan.” Pursuant to the terms of the 2018 CIC Plan, if the Named Executive Officer’s employment was terminated by Arcosa without “Cause” (as defined below) or by the participant for “Good Reason” (as defined below), in each case, in connection with or within two years following a “Change in Control” (as defined below), then equity awards granted on or after the date of the 2018 CIC Plan vest and benefits under the Deferred Compensation Plan Plan and 401(k) Plan vest. In addition, the Named Executive Officer would have received a lump-sum cash severance payment equal to (i)(x) the sum of the Named
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Executive Officer’s annual base salary and target annual incentive bonus multiplied by (y) three for the Chief Executive Officer, two for the Chief Financial Officer and group presidents, and one and a half for all other participants; plus (ii) a prorated annual incentive bonus for the year in which the termination occurs based on target performance. Pursuant to the terms of the 2018 CIC Plan, equity awards in existence prior to the 2018 CIC Plan vest upon a “Change in Control.”
Under the 2018 CIC Plan, a “Change in Control” was generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of Arcosa’s outstanding Common Stock, or the combined voting power over Arcosa’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by Arcosa’s Board; (ii) incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of Arcosa or any of its subsidiaries with any other corporation, or an agreement for the sale or disposition by Arcosa of all or substantially all of Arcosa’s assets, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of Arcosa.
“Cause” was generally defined as a participant’s (i) continued failure to satisfactorily perform his or her duties with Arcosa, failure to comply with Arcosa’s code of conduct and other written policies, willful failure to follow directions of the Board or his or her supervisor or manager, or any other willful act that likely will result in a materially negative effect to Arcosa, which, if curable, is not cured within thirty (30) days after notice thereof; (ii) fraud, theft, misappropriation embezzlement, dishonesty, or breach of fiduciary duty by the Participant; (iii) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of Arcosa or to the benefits of which Arcosa is entitled; (iv) the conviction of a crime that has caused or may be reasonably expected to cause material injury to Arcosa or any of its affiliates, or the conviction of a felony; or (v) willful misconduct which is injurious to Arcosa (monetarily or otherwise), which if curable, is not cured by the participant within thirty (30) days after of a written notice from Arcosa.
“Good Reason” was generally defined as (i) a material diminution in the participant’s job title, responsibilities or duties; (ii) after the occurrence of a Change in Control, a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with Arcosa that the participant held immediately before the Change in Control; (iii) a reduction by Arcosa in the participant’s base salary, unless the reduction is a proportionate reduction of the compensation of the participant and all other senior officers of Arcosa as a part of a company-wide effort to enhance Arcosa’s financial condition; (iv) any action by Arcosa which would materially reduce the participant’s benefits, in the aggregate, under Arcosa’s benefit plans and incentive plans; (v) a change of more than fifty (50) miles from the location where the participant performs the majority of the participant’s job duties immediately prior to the Change in Control; or (vi) any material breach by Arcosa of any provision of the 2018 CIC Plan. Pursuant to the 2018 CIC Plan, the participant is required to provide Arcosa with an opportunity to remedy the Good Reason event prior to the participant submitting a notice of termination for Good Reason.
For purposes of the table below, the payments and benefits reflect an assumption that the 2018 CIC Plan would have been extended in connection with a hypothetical Change in Control occurring on December 31, 2021 with each Named Executive Officer’s employment being terminated by Arcosa without Cause or by the Named Executive Officer for Good Reason on such date:
Name	Equity Awards(1) ($)	AIP(2) ($)	Cash Compensation(3) ($)	Continuation of Benefits(4) ($)	Total ($)
Antonio Carrillo(5)	$20,590,921	$925,000	$5,550,000	$53,866	$27,119,787
Gail M. Peck	1,925,118	284,750	1,419,500	58,403	3,687,771
Kerry S. Cole	2,581,032	309,000	1,545,000	53,749	4,488,781
Jesse E. Collins, Jr.	1,517,497	257,500	1,297,800	50,516	3,123,313
Reid S. Essl	2,515,809	304,934	1,536,868	32,934	4,390,543
Bryan P. Stevenson	1,379,581	236,250	976,500	53,591	2,645,922
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(1)
Accelerated vesting of equity awards. The market value of the outstanding ACA and TRN equity awards was based on the closing price of the Common Stock as of December 31, 2021, which was $52.70 for Arcosa and $30.20 for our Former Parent.

(2)	Payment of 2021 award under the AIP at target amount then in effect.
(3)
Cash lump sum equal to the sum of base salary and target amount under the AIP both then in effect, multiplied by (i) three for the CEO, (ii) two for the CFO and group presidents, and (iii) one and a half for all other participants.

(4)	Estimated cost of continuation for 24 months of medical, life, and other insurance benefits, and the maximum amount of outplacement services benefits.
(5)
In addition to the amounts reflected in the table, Mr. Carrillo would also receive a cash payout for his cash balance under the Director Deferred Plan (as defined below), which represents fees earned and deferred while he served as a non-employee director of Former Parent. As of December 31, 2021, his accumulated cash balance in the Director Deferred Plan was $303,030.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, Arcosa is providing the following information about the relationship of the median of the annual total compensation of its employees and the annual total compensation of Mr. Carrillo, the CEO.

2021 Compensation
CEO, Antonio Carrillo	$5,632,354
Median Employee	$56,080
Compensation Ratio	100:1
SEC rules and regulations require a company to identify the median employee only once every three years, absent significant changes to the company’s employee population, employee compensation arrangements or median employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. For 2021, we concluded that there have been no significant changes in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. However, in 2021, the original median employee experienced a change in circumstances that we believe would result in a significant change to our pay ratio disclosure. Accordingly, in accordance with SEC rules and regulations, we selected a new median employee whose compensation was substantially similar to the compensation of the original median employee before such change in circumstances, based on the compensation measures used to select the original median employee in 2019.
Arcosa used the following methodology, material assumptions and adjustments to identify the median of the annual total compensation of all its employees and to determine the annual total compensation of the “original median employee” and to then select the median employee for 2021 based upon the 2019 methodology:
•
Arcosa determined that, as of December 31, 2019, its employee population consisted of approximately 6,275 individuals working at Arcosa and its consolidated subsidiaries. This population consisted of full-time, part-time, seasonal and temporary employees based on those individuals who were determined to be employees using the Code test.

•
As permitted under SEC rules, Arcosa adjusted the employee population to exclude 15 Canadian employees (or less than 1% of the employee population) such that a total of 6,260 individuals were used in determining the original median employee. For Arcosa’s employees in Mexico, amounts were converted from Mexican pesos to U.S. dollars using the 2019 calendar year twelve-month average exchange rate.

•
Arcosa determined each employee’s base salary and cash performance incentive compensation paid during 2019 as reflected in Arcosa payroll records. Arcosa identified its original median employee from its adjusted employee population based on this compensation measure.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
•
From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee for substitution who was reasonably representative of our workforce to be our median employee for 2021 using the 2019 methodology.

The ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. The specific dollar amounts used to determine the annual total compensation of the identified new 2021 “median employee” shown above are different from the actual compensation measure described above that was used to identify the “median employee” in 2019 and may not be comparable to the ratio used at other companies. Arcosa is disclosing this ratio in accordance with SEC requirements.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Proposal Two
Advisory Vote to Approve Named Executive Officer Compensation
Arcosa seeks approval, on an advisory basis, from its shareholders of the compensation of its named executive officers as described in this Proxy Statement.
As described in the Compensation Discussion and Analysis, Arcosa’s executive compensation program (i) encourages high levels of performance and accountability, (ii) aligns the interests of executives with those of shareholders, and (iii) links compensation to business objectives and strategies.
This proposal provides shareholders the opportunity to approve or not approve Arcosa’s executive compensation program through the following resolution:
“RESOLVED, that the compensation paid to Arcosa’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion, is hereby approved.”

Because this is an advisory vote, it will not be binding upon the Board. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2022 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2023 Annual Meeting of Shareholders unless the Board modifies its policy on the frequency of holding such advisory votes.

"FOR" The Board of Directors recommends that you vote FOR approval of this resolution.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Director Compensation
In December 2020, the G&S Committee conducted its annual review, pursuant to the G&S Committee Charter, of non-employee director compensation. Following a review of comparative market analysis provided by the Compensation Consultant, the G&S Committee determined no changes were necessary for non-employee director compensation for 2021.
The following table sets forth the components of 2021 compensation for our non-employee directors approved by the Board:
2021 Compensation Element	Amount
Annual Cash Retainer for Non-Employee Directors	$110,000
Annual Equity Award for Non-Employee Directors(1)	$130,000
Annual Cash Fees
Non-Executive Chair Retainer Fee(2)	$100,000
Chair of Governance and Sustainability Committee	$15,000
Chairs of Audit and Human Resources Committees	$20,000
Other Cash Fees
Board and Committee Additional Meeting Fee per meeting attended(3)	$2,000
Ad hoc or special assignment work performed for or at the request of the CEO, per diem	$2,000
(1)
Number of shares is based on the closing stock price on the date of grant. The annual equity award is granted following the Annual Meeting for continuing directors in the form of restricted stock with one-year cliff vesting or deferred restricted stock units that vest in one year but remain deferred until a qualifying termination of service from the Board, with the decision being made at the election of the individual director. Following the director's qualifying termination of services, vested deferred restricted stock units convert into shares of Common Stock equal to the number of units.

(2)	The Non-Executive Chair Retainer Fee may be paid, at the Chair's election, in the form of cash or deferred restricted stock units.
(3)
The Additional Meeting Fee is payable to members of the Board or members of Board committees for their attendance of each meeting attended, beginning with the second non-regularly scheduled meeting of the Board or its committees.

Non-employee directors may elect, pursuant to the Director Deferred Plan, to defer the receipt of all or a specified portion of the cash retainers and fees to be paid to him or her. Deferred amounts are credited to an account on the books of Arcosa and treated as if invested either at an interest rate equivalent (5% in 2021) or, at the director’s prior election, in units (“phantom stock units”) of the Common Stock at the closing price on the NYSE on the last day of the quarter following the date that a payment is credited to the director’s account. The phantom stock units are settled only in cash. Phantom stock units are credited with amounts equivalent to dividends paid on the Common Stock. Upon a qualifying termination, the value of the Director Deferred Plan account will be paid in cash to the director in a lump sum or in annual installments not exceeding ten years according to the director’s prior election.
Fees deferred pursuant to the Director Deferred Plan are credited to the director’s Director Deferred Plan account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.
Messrs. Biegler, Carrillo, Gafford, and Rock participated in our Former Parent's deferred plan for director fees. In connection with the Separation, amounts accumulated under this plan were transferred to Arcosa's Director Deferred Plan and continue to be deferred until a qualifying termination under the Director Deferred Plan.
To further align our non-employee directors’ and shareholders’ interests, we require that the directors hold shares of our Common Stock in an amount equal to five times the annual Board retainer within five years of becoming a director. All of our directors have met or are on track to meet the ownership requirements.
Non-employee directors may also participate in Arcosa's matching gift program on the same terms as our employees. Under the program, Arcosa matches contributions up to $5,000 per year, per director, to charitable organizations.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
The following table summarizes the compensation paid by Arcosa to non-employee directors for the fiscal year ended December 31, 2021. Mr. Carrillo does not receive additional compensation for his services as a director of Arcosa.
Director Compensation Table
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Joseph Alvarado	$117,333	$130,036	$—	$5,000	$252,369
Rhys J. Best	212,000	130,036	—	5,000	347,036
David W. Biegler	94,250	130,036	26,220	2,646	253,152
Jeffrey A. Craig	112,000	130,036	—	—	242,036
Ronald J. Gafford	129,000	130,036	—	15,459	274,495
John W. Lindsay	112,000	130,036	—	6,198	248,234
Kimberly S. Lubel	18,333	65,003	—	5,000	88,336
Julie A. Piggott	6,801	54,179	—	—	60,980
Douglas L. Rock	132,000	130,036	—	4,922	266,958
Melanie M. Trent	114,000	130,036	—	5,000	249,036
(1)	Reflects the cash fees earned by directors for Board and committee service to Arcosa. Includes amounts deferred under the Arcosa, Inc. Deferred Plan for Director Fees (“Director Deferred Plan”).
(2)
Reflects awards of restricted shares and restricted stock units granted on May 4, 2021. These awards vest on May 4, 2022. For Ms. Lubel and Ms. Piggott, this amount includes awards of restricted shares granted upon election to the Board. The grant date fair value dollar amounts are computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 13 of Item 8 of the 2021 Annual Report.

(3)
As of December 31, 2021, the directors had Arcosa restricted stock and restricted stock units totaling as follows: Messrs. Alvarado, 2,017; Best, 34,860; Craig, 2,017; Gafford, 25,106; Lindsay, 9,357; and Rock, 22,955; and Mses. Lubel, 1,198; Piggott, 984; and Trent, 5,805. In addition, Messrs. Best, Gafford, and Rock held deferred restricted stock units of our Former Parent for which they received Arcosa deferred restricted stock units based on the same distribution ratio of one Arcosa share for every three shares of Trinity that the Trinity shareholders received. As of December 31, 2021, these directors held the following deferred restricted stock units of our Former Parent: Messrs. Best, 69,970; Gafford, 69,276; and Rock, 50,795.

(4)	Represents for Mr. Biegler the above market earnings from the interest rate equivalent under the Director Deferred Plan. See “Director Compensation Discussion.”
(5)
For each of Messrs. Alvarado, Best, Gafford, and Lindsay, and Mses. Lubel and Trent, includes a matching contribution by Arcosa in his or her name pursuant to Arcosa’s program of matching charitable contributions. The maximum annual contribution that may be matched under that program is $5,000 per individual. Also includes dividend equivalents earned on phantom stock units for Messrs. Biegler, Gafford, Lindsay, and Rock.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Report of the Audit Committee
We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that three of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on Arcosa’s website at ir.arcosa.com under the heading “Corporate Governance — Board Committees & Charters— Arcosa Audit Committee Charter.”
We annually select Arcosa’s independent auditors. That recommendation is subject to ratification by Arcosa’s shareholders.
Management is responsible for Arcosa’s financial statements, internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Arcosa’s consolidated and combined financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.
Consistent with our charter responsibilities, we met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that Arcosa’s consolidated and combined financial statements for the fiscal year ended December 31, 2021 were prepared in accordance with U.S. Generally Accepted Accounting Principles. We reviewed and discussed the consolidated and combined financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).
Arcosa’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.
Based upon our reviews and discussions with management, Arcosa's internal auditors, and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended to the Board of Directors that the audited consolidated and combined financial statements be included in Arcosa’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Audit Committee
Douglas L. Rock, Chair
Jeffrey A. Craig
Melanie M. Trent
Julie A. Piggott
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Fees of Independent Registered Public Accounting Firm for Fiscal Years 2021 and 2020
The following table presents fees for professional audit services rendered by Ernst & Young LLP (“Ernst & Young”) for the audits of Arcosa’s annual financial statements for the years ended December 31, 2021 and December 31, 2020, and fees for other non-audit services rendered by Ernst & Young during the period.
	2021	2020
Audit fees	$2,358,345	$2,104,465
Audit-related fees	46,614	107,200
Tax fees	100,000	93,000
Services rendered by Ernst & Young in connection with fees presented above were as follows:
Audit Fees
Audit fees include fees and out-of-pocket costs associated with the annual audit of Arcosa’s consolidated and combined financial statements; incremental audit procedures related to acquisitions (primarily Cherry Companies in 2020, and StonePoint Materials and Southwest Rock Products in 2021); incremental audit procedures related to new systems implementation; incremental audit procedures and consultation services related to SEC filings; and statutory audits in Mexico and Europe.
Audit-Related Fees
Audit related fees are for due diligence services and agreed upon services related to Arcosa's 401(k) plan, and the use of online research tools.
Tax Fees
Tax fees include fees for general tax consultations, general state and local tax advisory services, general federal and international tax advisory services, and tax advice related to the work opportunity tax credit.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the services or category of services and includes an anticipated budget. In addition, the Audit Committee also may pre-approve services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision to the Audit Committee at its first meeting after the pre-approval was obtained. All services set forth in the table above were pre-approved by the Audit Committee before being rendered.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Proposal Three
Ratification of the Appointment of
Ernst & Young LLP
The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm of Arcosa for the year ending December 31, 2022. Although the Amended and Restated Bylaws do not require that we seek shareholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Arcosa and its shareholders.
Arcosa has been advised by Ernst & Young that the firm has no relationship with Arcosa or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.
Arcosa has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

"FOR"
The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Security Ownership of Certain Beneficial Owners and Management
The following table presents the beneficial ownership of Arcosa’s Common Stock as of March 14, 2022 for (i) each person beneficially owning more than 5% of the outstanding shares of Arcosa’s Common Stock, (ii) each director and nominee for director of Arcosa, (iii) each executive officer of Arcosa listed in the Summary Compensation Table, and (iv) all of Arcosa’s directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of Arcosa’s directors and executive officers is c/o Arcosa, Inc., 500 N. Akard St., Suite 400, Dallas, Texas 75201.
Name	Amount and Nature of Ownership of Common Stock(1)	Percent of Class(2)
Directors:
Joseph Alvarado	11,502	*
Rhys J. Best	50,934	*
Jeffrey A. Craig	11,502	*
Ronald J. Gafford	25,106	*
John W. Lindsay	11,502	*
Kimberly S. Lubel	1,198
Julie A. Piggott	984
Douglas L. Rock	30,295	*
Melanie M. Trent	11,502	*
Named Executive Officers:
Antonio Carrillo	129,692	*
Gail M. Peck	26,778
Kerry S. Cole	13,522	*
Jesse E. Collins, Jr.	6,720	*
Reid S. Essl	23,617	*
Bryan P. Stevenson	13,844	*
All Directors and Executive Officers as a Group (15 persons):	368,698	*
Other 5% Owners:
Capital International Investors	3,770,534(3)	7.8%
The Vanguard Group	5,159,686(4)	10.7%
BlackRock, Inc.	7,637,028(5)	15.8%
*	Less than one percent (1%)
(1)
Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through restricted stock units held as of March 14, 2022, or within 60 days thereafter, as follows: Best, 32,843; Carrillo, 5,736; Gafford, 23,089; Lindsay, 9,357; Rock, 20,938; Trent, 5,805; and all directors and executive officers as a group, 97,768 shares. At March 14, 2022, no directors or executive officers had any shares pledged as security.

(2)	Percentage ownership is based on number of shares of Common Stock outstanding as of March 14, 2022.
(3)
Capital International Investors, 333 South Hope Street, 55th Fl., Los Angeles, CA 90071, reported to the SEC on Schedule 13G filed on February 11, 2022, that it has sole voting power over 2,717,341 shares, and sole dispositive power over 3,770,534 shares.

(4)
The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on an amendment to Schedule 13G filed on February 9, 2022, that they have shared voting power over 40,685 shares, sole dispositive power over 5,076,492 shares, and shared dispositive power over 83,194 shares.

(5)
BlackRock, Inc. and its affiliates, 55 East 52nd Street, New York, NY 10055, reported to the SEC on an Amendment to Schedule 13G filed January 27, 2022, that they have sole voting power over 7,535,889 shares and sole dispositive power over 7,637,028 shares.

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
ADDITIONAL INFORMATION
Shareholder Proposals for the 2023 Proxy Statement
Shareholder proposals to be presented at the 2023 Annual Meeting of Shareholders, for inclusion in Arcosa’s proxy statement and form of proxy relating to the meeting pursuant to SEC Rule 14a-8, must be received by Arcosa at its offices in Dallas, Texas, addressed to the Corporate Secretary of Arcosa, no later than November 22, 2022. Upon timely receipt of any such proposal, Arcosa will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.
Director Nominations or Other Business for Presentation at the 2023 Annual Meeting
Our Bylaws establish advance notice procedures with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an annual meeting. These procedures provide, generally, that shareholders desiring to place in nomination persons for directors and/or bring a proper subject of business before an annual meeting must do so by a written notice timely received (on or before February 2, 2023, but no earlier than January 3, 2023, for the 2023 Annual Meeting of Shareholders) to the Corporate Secretary of Arcosa. Shareholders should review the specific procedures set forth in the Bylaws regarding the exact information required. Copies of the Bylaws are available from the Corporate Secretary at Arcosa, 500 N. Akard St., Suite 400, Dallas, TX 75201.
Annual Report on Form 10-K
Arcosa will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2021 (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the annual report and proxy materials for future annual meetings (once available) at your request. Please direct all requests to Mark J. Elmore, Associate General Counsel and Corporate Secretary, Arcosa, Inc., 500 N. Akard St., Suite 400, Dallas, Texas 75201. These materials also are available, free of charge, on our website at ir.arcosa.com or at the website of the SEC at www.sec.gov.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
Questions and Answers About the Meeting
Voting and Questions During the Annual Meeting of Shareholders
Shareholders may vote their shares electronically online during the Annual Meeting of Shareholders.

If you choose to vote your shares online during the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/ACA2022. You will need the 16-digit control number included on your proxy card or voting instruction form. Voting electronically online during the Annual Meeting will replace any previous votes. Shareholders may submit pertinent questions prior to or during the meeting, and questions will be answered during the meeting, subject to time constraints. For more information on how to submit pertinent questions, please follow the instructions posted at www.virtualshareholdermeeting.com/ACA2022.
Whether or not you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.
Who is entitled to vote and how many votes do I have?
The outstanding voting securities of Arcosa consist of shares of common stock, $0.01 par value per share (“Common Stock”). The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 14, 2022. At that date, 48,312,860 shares of Common Stock were outstanding and entitled to be voted. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials?
In order to both save money and protect the environment, we have elected to provide access to our proxy materials and Annual Report to Shareholders for the fiscal year ended December 31, 2021 (“2021 Annual Report”) on the Internet, instead of mailing the full set of printed proxy materials, in accordance with the rules of the SEC for the electronic distribution of proxy materials. Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to shareholders on or about March 22, 2022. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Notice instructs you on how to obtain and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how to submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares?
Shareholder of Record or Registered Shareholder. If your shares of Common Stock are registered directly in your name with our transfer agent, you are considered a “shareholder of record” or a “registered shareholder” of those shares.
Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization as to how to vote the shares held in your account.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
How do I vote if I am a shareholder of record?
In Advance by Telephone or Internet. All shareholders of record can vote by telephone using the toll-free telephone number on the Notice or proxy card, or via the Internet at www.proxyvote.com, and using the procedures and instructions described on the Notice or proxy card. You will need the 16-digit control number provided in your proxy materials.
In Advance by Written Proxy. If you are a shareholder of record and receive a Notice card, you may request a written proxy card by following the instructions included in the Notice.
Virtually During the Meeting. All shareholders of record may vote by attending the meeting virtually at www.virtualshareholdermeeting.com/ACA2022.
Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.
How do I vote if I am a beneficial owner of shares?
As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail. As a beneficial owner, you are invited to virtually attend the Annual Meeting, but you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the legal right to vote the shares virtually during the Annual Meeting.
Who will vote my shares during the Annual Meeting and how will they vote my shares if I provide voting instructions and/or grant my proxy?
The persons named as proxies in the proxy card or electronic voting form will vote your shares according to your instructions. If you sign and return your proxy card but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the director nominees as set forth in this Proxy Statement; (ii) FOR approval, on an advisory basis, of the compensation of Arcosa’s named executive officers as disclosed in these materials; and (iii) FOR ratification of Ernst & Young LLP as the independent registered public accounting firm of Arcosa for the year ending December 31, 2022.
What is a Broker Non-Vote?
A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary, or routine, matter but does not have the authority to vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters.
Under NYSE rules, the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2022 (Proposal 3) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
Can I change or revoke my vote?
If you are a registered shareholder, any subsequent vote you cast will replace your earlier vote. This applies whether you cast your vote by executing a proxy card bearing a later date, vote by telephone or Internet, or by virtually attending the Annual Meeting and submitting your vote virtually during the Annual Meeting. The proxy may be revoked at any time before it is exercised by filing with Arcosa a written revocation addressed to the Corporate Secretary.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.
What constitutes a “quorum” for the meeting?
The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.
What is the voting requirement to approve each of the proposals, and how are votes counted?
Proposal	Description	Votes Required for Approval	Effect of Abstention
1	Election of Nominated Directors	Affirmative vote of a majority of the votes cast for the election of directors during the virtual Annual Meeting
An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.

An incumbent director nominee who is not elected is required to tender his or her resignation, which will be accepted or rejected by the Board as more fully described in “Proposal 1 - Election of Nominated Directors.”

2	Advisory vote to approve named executive officer compensation	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	An abstention will effectively count as a vote cast against this proposal.
3	Ratification of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2022	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	An abstention will effectively count as a vote cast against this proposal.
Cumulative voting is not permitted in the election of directors. Shares of a shareholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on at least one other matter.
Who pays for the solicitation of proxies?
The cost of soliciting proxies will be borne by Arcosa. In addition to the use of postal services or the Internet, proxies may be solicited by directors, officers, and employees of Arcosa (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. Arcosa has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $12,500 plus expenses.
What does it mean if I receive more than one Notice, proxy card, or voting instructions?
This means that you have multiple accounts in which you own our Common Stock. Please vote all Notices, proxy cards, or voting instructions from us to ensure that all of your shares of Common Stock are voted.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
What is “householding”?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Notice, Annual Report, or Proxy Statement, as applicable, to multiple shareholders sharing the same address, unless we have received contrary instructions from one or more of the shareholders. If you received a householded mailing this year and would like to have additional copies of the Notice, Annual Report, Proxy Statement, or other proxy materials sent to you, please submit your request directed to our Corporate Secretary, Arcosa, Inc., 500 N. Akard St., Suite 400, Dallas, TX 75201, or by telephone at 972-942-6500. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.
If you are currently a shareholder sharing an address with another of our shareholders and wish to have your future proxy statements and annual reports householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please contact our Corporate Secretary at the above address or telephone number.
62

Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
OTHER BUSINESS
Management of Arcosa is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are properly presented for action at the meeting, it is the intention of the persons named as proxies in the proxy card or electronic voting form to vote in accordance with their judgment on such matters.
By Order of the Board of Directors,

Mark J. ELMORE
Associate General Counsel and Corporate Secretary
March 22, 2022
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
ANNEX A
Reconciliation of Non-GAAP
Financial Measures
This Proxy Statement contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
Reconciliations of each of the non-GAAP financial measures to the closest GAAP measure are set forth in the tables below.
ENTERPRISE ADJUSTED EBITDA
($ in millions)
“Enterprise Adjusted EBITDA” is defined solely for purposes of this Proxy as enterprise operating income (loss) from continuing operations before interest, income taxes, depreciation, depletion, and amortization, extraordinary adjustments to asset values (gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gains or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, any changes to federal, state, or local tax laws that impact the Company's tax liability, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate. GAAP does not define Enterprise Adjusted EBITDA and it should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Enterprise Adjusted EBITDA in this Proxy to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Enterprise Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors.
	Year Ended December 31,
	2021	2020	2019
Revenues	$2,036.4	$ 1,935.6	$ 1,736.9
Net income	69.6	106.6	113.3
Add:
Interest expense, net	23.4	10.2	5.4
Provision for income taxes	14.0	31.6	33.5
Depreciation, depletion, and amortization expense(1)	144.3	114.5	85.8
Impact of acquisition-related expenses(2)	20.1	10.3	2.0
Impairment charge	2.9	7.1	—
Legal settlement	8.7	—	—
Other, net (income) expense(3)	0.3	3.4	0.7
Enterprise Adjusted EBITDA	$283.3	$283.7	$240.7

(1)	Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(2)	Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.
(3)
Included in Other, net (income) expense was the impact of foreign currency exchange transactions of $0.6 million, $3.6 million, and $1.5 million for the year ended December 31, 2021, 2020, and 2019 respectively.

ADJUSTED SEGMENT EBITDA
($ in millions)
“Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined solely for the purpose of this Proxy as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA in this Proxy to assess the operating performance of our businesses, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors.
	Year Ended December 31,
	2021	2020	2019
Construction Products
Revenues	$ 796.8	$ 593.6	$ 439.7
Operating Profit	83.2	74.7	52.7
Add: Depreciation, depletion, and amortization expense(1)	88.7	60.1	38.0
Segment EBITDA	171.9	134.8	90.7
Add: Impact of acquisition-related expenses(2)	7.6	2.9	1.4
Add: Impairment charge	—	0.8	—
Adjusted Segment EBITDA	$ 179.5	$ 138.5	$92.1
Adjusted Segment EBITDA margin	22.5%	23.3%	20.9%
Engineered Structures
Revenues	$ 934.1	$ 877.7	$ 836.6
Operating Profit	88.0	80.2	100.7
Add: Depreciation and amortization expense(1)	33.1	31.5	27.9
Segment EBITDA	121.1	111.7	128.6
Add: Impact of acquisition-related expenses(2)	1.0	2.8	—
Add: Impairment charge	2.9	1.3	—
Adjusted Segment EBITDA	$ 125.0	$115.8	$ 128.6
Adjusted Segment EBITDA margin	13.4%	13.2%	15.4%
Transportation Products
Revenues	$ 305.6	$ 466.5	$ 465.7
Operating Profit	6.4	54.6	46.8
Add: Depreciation and amortization expense	17.8	18.0	16.3
Segment EBITDA	24.2	72.6	63.1
Add: Impact of acquisition-related expenses(2)	—	—	0.6
Add: Impairment charge	—	5.0	—
Adjusted Segment EBITDA	$24.2	$77.6	$63.7
Adjusted Segment EBITDA margin	7.9%	16.6%	13.7%
Operating Loss - Corporate	(70.3)	(57.7)	(47.3)
Add: Impact of acquisition-related expenses - Corporate(2)	11.5	4.6	—
Add: Legal settlement	8.7	—	—
Add: Corporate depreciation expense	4.7	4.9	3.6
Enterprise Adjusted EBITDA	$ 283.3	$ 283.7	$ 240.7

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
(1)	Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
(2)	Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.
GROUP ADJUSTED EBITDA
($ in millions)
“Group Adjusted EBITDA” is defined is defined solely for purposes of this Proxy as group operating income (loss) from continuing operations before interest, income taxes, depreciation, depletion, and amortization, extraordinary adjustments to asset values (gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gains or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, any changes to federal, state or local tax laws that impact the Company's tax liability, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate. GAAP does not define Group Adjusted EBITDA and it should not be considered as alternatives to earnings measures defined by GAAP, including operating profit. We use Group Adjusted EBITDA in this Proxy as a metric for incentive-based compensation.
Year Ended December 31,
2021
Kerry Cole Group
Operating Profit	73.1
Add: Depreciation and amortization expense	29.1
Add: Impact of acquisition-related expenses(2)	1.0
Add: Impairment charge	2.9
Group Adjusted EBITDA	106.1
Jesse Collins Group
Operating Profit	28.5
Add: Depreciation and amortization expense	19.2
Group Adjusted EBITDA	47.7
Reid Essl Group
Operating Profit	67.3
Add: Depreciation, depletion, and amortization expense(1)	85.6
Add: Impact of acquisition-related expenses(2)	7.6
Group Adjusted EBITDA	160.5
(1)	Includes the impact of the fair value markup of acquired long-lived assets, subject to final purchase price adjustments.
(2)	Expenses associated with acquisitions, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, and other transaction costs.
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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
PRE-TAX RETURN ON CAPITAL
($ in millions)
“Pre-tax Return on Capital” is defined solely for purposes of this Proxy as Enterprise Adjusted EBITDA (as defined above) divided by ((Current Assets – Current Liabilities + Current Portion of Long-Term Debt) + Net Plant, Property and Equipment). Balance Sheet items will be calculated using an average of 5 points (Beginning of Q1, End of Q1, End of Q2, End of Q3, End of Q4). GAAP does not define Pre-tax Return on Capital and it should not be considered as alternatives to earnings measures defined by GAAP, including operating profit and net income. We use Pre-tax Return on Capital in this Proxy to assess the operating returns of our business, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value.
	As of
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Current assets	$664.9	$697.8	$784.0	$810.9	$767.9
Property, plant, and equipment, net	913.3	905.2	1,206.7	1,273.0	1,201.9
Current liabilities	(310.3)	(312.2)	(353.0)	(389.4)	(364.0)
Current portion of long-term debt	6.3	5.8	8.8	12.0	14.8
	$ 1,274.2	$ 1,296.6	$ 1,646.5	$ 1,706.5	$ 1,620.6

5-quarter average					$ 1,508.9
Trailing twelve month Enterprise Adjusted EBITDA					$283.3
Pre-tax Return on Capital					18.8%

	As of
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Current assets	$757.2	$772.0	$705.9	$740.6	$664.9
Property, plant, and equipment, net	816.2	891.7	892.7	894.8	913.3
Current liabilities	(284.0)	(279.0)	(285.9)	(312.2)	(310.3)
Current portion of long-term debt	3.7	4.6	4.5	4.2	6.3
	$ 1,293.1	$ 1,389.3	$ 1,317.2	$ 1,327.4	$ 1,274.2

5-quarter average					$ 1,320.2
Trailing twelve month Enterprise Adjusted EBITDA					$283.7
Pre-tax Return on Capital					21.5%

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Proxy Summary	Director Nominees	Proposal One	Corporate Governance	Exec. Compensation	Proposal Two	Proposal Three
	As of
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Current assets	$667.0	$617.8	$622.9	$674.4	$757.2
Property, plant, and equipment, net	803.0	801.9	814.3	815.0	816.2
Current liabilities	(234.2)	(245.8)	(203.1)	(223.8)	(284.0)
Current portion of long-term debt	1.8	1.8	1.1	1.1	3.7
	$ 1,237.6	$ 1,175.7	$ 1,235.2	$ 1,266.7	$ 1,293.1

5-quarter average					$ 1,241.7
Trailing twelve month Enterprise Adjusted EBITDA					$240.7
Pre-tax Return on Capital					19.4%

ADJUSTED EPS
“Adjusted Earnings Per Share” or “Adjusted EPS” is defined solely for purposes of this Proxy as reported diluted earnings (loss) per share from continuing operations before extraordinary adjustments to asset values (gains or losses), asset impairment charges, material restructuring/reorganization expenses, gains or losses on extraordinary dispositions, gain or losses from currency translation adjustments, acquisition-related gains or expenses (including transaction expenses and purchase price accounting adjustments), the impact of changes in accounting rules, in each case as approved by the HR Committee, and any other adjustments the HR Committee deems appropriate. GAAP does not define “Adjusted EPS” and it should not be considered as an alternative to earnings measures defined by GAAP, including diluted EPS. We use this metric in this Proxy to assess the operating performance of our consolidated business and as a metric for incentive-based compensation. We adjust diluted EPS for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period.
	Year Ended December 31,
	2021	2020	2019
Diluted EPS	$ 1.42	$ 2.18	$ 2.32
Impact of acquisition-related expenses	0.32	0.16	0.03
Impairment charge	0.05	0.11	—
Legal settlement	0.14	—	—
Adjusted EPS	$ 1.93	$ 2.45	$ 2.35

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above.
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You may attend the meeting via the Internet and vote during the meeting at **www.virtualshareholdermeeting.com/ACA2022**. Have your Control # (printed in the box marked by the arrow) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71448-P65096

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCOSA, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Joseph Alvarado	☐	☐	☐
1b. Rhys J. Best	☐	☐	☐
1c. Antonio Carrillo	☐	☐	☐
1d. Jeffrey A. Craig	☐	☐	☐
1e. Ronald J. Gafford	☐	☐	☐
1f. John W. Lindsay	☐	☐	☐
1g. Kimberly S. Lubel	☐	☐	☐
1h. Julie A. Piggott	☐	☐	☐
1i. Douglas L. Rock	☐	☐	☐
1j. Melanie M. Trent	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of Ernst & Young LLP as Arcosa's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and the Annual Report/Form 10-K are available at www.proxyvote.com.

D71449-P65096

ARCOSA, INC.
Annual Meeting of Shareholders
Tuesday, May 3, 2022 at 8:30 am CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Antonio Carrillo, Bryan Stevenson, and Mark Elmore, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Arcosa, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ACA2022 on Tuesday, May 3, 2022, at 8:30 a.m. CDT, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side